Exhibit 10.4

Execution Version

GUARANTEE AND COLLATERAL AGREEMENT

dated as of

August 5, 2011

among

Dynegy Power, LLC,

the Subsidiaries of the Borrower

from time to time party hereto

and

CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH,

as Collateral Trustee

TABLE OF CONTENTS

		Page
ARTICLE I.

Definitions

SECTION 1.01.	Intercreditor Agreement and Credit Agreement	2
SECTION 1.02.	Other Defined Terms	2

ARTICLE II.

Guarantee

SECTION 2.01.	Guarantee	6
SECTION 2.02.	Guarantee of Payment	6
SECTION 2.03.	No Limitations, Etc.	6
SECTION 2.04.	Reinstatement	7
SECTION 2.05.	Agreement To Pay; Subrogation	7
SECTION 2.06.	Information	8
SECTION 2.07.	Limitation	8

ARTICLE III.

Pledge of Securities

SECTION 3.01.	Pledge	8
SECTION 3.02.	Delivery of the Pledged Collateral	9
SECTION 3.03.	Representations, Warranties and Covenants	9
SECTION 3.04.	Certification of Limited Liability Company Interests and Limited Partnership Interests	11
SECTION 3.05.	Registration in Nominee Name; Denominations	11
SECTION 3.06.	Voting Rights; Dividends and Interest, Etc.	11

ARTICLE IV.

Security Interests in Personal Property

SECTION 4.01.	Security Interest	13
SECTION 4.02.	Representations and Warranties	16
SECTION 4.03.	Covenants	18
SECTION 4.04.	Other Actions	21

i

ii

Schedules

Schedule I	Subsidiary Guarantors
Schedule II	Equity Interests; Pledged Debt Securities
Schedule III	Intellectual Property
Schedule IV	Certain Uncertificated Limited Liability Companies and Limited Partnerships

Exhibits

Exhibit A	Form of Supplement
Exhibit B	Form of Perfection Certificate

iii

GUARANTEE AND COLLATERAL AGREEMENT dated as of August 5, 2011 (this “Agreement”), among Dynegy Power, LLC, a Delaware limited liability company (the “Borrower”), the Subsidiaries of the Borrower from time to time party hereto and CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH (“Credit Suisse”), as collateral trustee (in such capacity, the “Collateral Trustee”).

PRELIMINARY STATEMENT

Reference is made to (i) the Credit Agreement dated as of August 5, 2011 (as amended, amended and restated, replaced, supplemented or otherwise modified from time to time, the “Credit Agreement”), among the Borrower, Dynegy Gas Investments Holdings, LLC, a Delaware limited liability company (“Intermediate Holdings”), the lenders from time to time party thereto (the “Lenders”) and Credit Suisse, as administrative agent (in such capacity, the “Administrative Agent”) and the Collateral Trustee, which sets forth the terms and conditions under which the Lenders (such term and each other capitalized term used but not defined in this preliminary statement having the meaning given or ascribed to it in Article I) have agreed to extend credit to the Borrower and (ii) the Collateral Trust and Intercreditor Agreement dated as of August 5, 2011 (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Intercreditor Agreement”), among the Borrower, the, Administrative Agent, Intermediate Holdings, the Subsidiaries of the Borrower from time to time party thereto and certain other Persons from time to time party thereto, which, among other things, appoints the Collateral Trustee as collateral trustee thereunder, and sets forth the interests, rights, powers and remedies of the Secured Parties in respect of the Collateral.

The obligations of the Lenders to extend credit to the Borrower under the Credit Agreement are conditioned upon, among other things, the execution and delivery of this Agreement by the Borrower and each Subsidiary Guarantor to the Collateral Trustee for the ratable benefit of the Secured Parties. The Borrower or any Subsidiary Guarantor may from time to time enter into Secured Commodity Hedges, Secured Interest Rate Hedges, Secured Treasury Services Agreements or one or more Secured Credit Facilities in accordance with, and subject to the terms and conditions of, the Intercreditor Agreement to the extent permitted (if addressed therein, or, otherwise, not prohibited) under the terms of the applicable Financing Documents in effect at such time, in each case secured on a first priority basis by the Lien on the Collateral pursuant to the terms of this Agreement and the other Security Documents for the ratable benefit of the Secured Parties.

Each Subsidiary Guarantor is a Subsidiary of the Borrower, will derive substantial benefits from the extension of credit to the Borrower pursuant to the Credit Agreement and the other extensions of credit and accommodations of the Secured Parties under the Financing Documents and is willing to execute and deliver this Agreement in order to induce the Lenders to extend such credit. Accordingly, the parties hereto agree as follows:

ARTICLE I.

Definitions

SECTION 1.01. Intercreditor Agreement and Credit Agreement. (a) Capitalized terms used in this Agreement and not otherwise defined herein have the meanings set forth in the Intercreditor Agreement, or, if not defined therein, in the Credit Agreement as originally in effect on the date hereof. All capitalized terms defined in the New York UCC (as such term is defined herein) and not defined in this Agreement have the meanings specified therein. Except as expressly set forth in Section 4.01(a), Section 7.08 and Section 7.15, or required by applicable law, all references to the Uniform Commercial Code shall mean the New York UCC.

(b) The rules of construction set forth in Section 1.2, Section 1.3 and Section 1.4 of the Intercreditor Agreement also apply to this Agreement as if incorporated herein mutatis mutandis.

SECTION 1.02. Other Defined Terms. As used in this Agreement, the following terms have the meanings specified below:

“Accounts Receivable” shall mean all Accounts and all right, title and interest in any returned goods, together with all rights, titles, securities and guarantees with respect thereto, including any rights to stoppage in transit, replevin, reclamation and resales, and all related security interests, liens and pledges, whether voluntary or involuntary, in each case whether now existing or owned or hereafter arising or acquired.

“Administrative Agent” shall have the meaning assigned to such term in the preliminary statement to this Agreement.

“Article 9 Collateral” shall have the meaning assigned to such term in Section 4.01.

“Borrower” shall have the meaning assigned to such term in the introductory statement to this Agreement.

“Claiming Grantor” shall have the meaning assigned to such term in Section 6.02.

“Collateral” shall mean the Article 9 Collateral and the Pledged Collateral, which, for the avoidance of doubt, excludes all Excluded Assets.

“Collateral Trustee” shall have the meaning assigned to such term in the introductory statement to this Agreement.

“Contributing Grantor” shall have the meaning assigned to such term in Section 6.02.

“Copyright License” shall mean any written agreement, now or hereafter in effect, granting any right to any third person under any copyright now or hereafter owned by any Grantor or that such Grantor otherwise has the right to license, or granting any right to any

Grantor under any copyright now or hereafter owned by any third person, and all rights of such Grantor under any such agreement.

“Copyrights” shall mean all of the following now owned or hereafter acquired by any Grantor: (a) all copyright rights in any work subject to the copyright laws of the United States, including those listed on Schedule III, or any other country and (b) all registrations and applications for registration of any such copyright in the United States or any other country, including registrations, recordings, supplemental registrations and pending applications for registration in the United States Copyright Office (or any successor office or any similar office in any other country).

“Discharge of Obligations” shall have the meaning assigned to such term in the Intercreditor Agreement.

“Excluded Accounts” shall mean any Deposit Account, Securities Account or a similar account that is not required to be subject to a Control Agreement pursuant to the terms of Section 6.16 of the Credit Agreement, but only (x) to the extent a Lien or security interest in such Deposit Account or similar account is expressly prohibited to be granted hereunder in favor of the Collateral Trustee (for the benefit of the Secured Parties) by applicable law or a written contract permitted to be entered into by the applicable Grantor under the Financing Documents then in effect and (y) for so long as and to the extent that such prohibition remains in place.

“Excluded Assets” shall have the meaning assigned to such term in Section 4.01.

“Federal Securities Laws” shall have the meaning assigned to such term in Section 5.04.

“Financing Documents” shall have the meaning assigned to such term in the Intercreditor Agreement.

“General Intangibles” shall mean all choses in action and causes of action and all other intangible personal property of any Grantor of every kind and nature (other than Accounts) now owned or hereafter acquired by any Grantor, including all rights and interests in partnerships, limited partnerships, limited liability companies and other unincorporated entities, corporate or other business records, indemnification claims, contract rights (including rights under leases, whether entered into as lessor or lessee, agreements giving rise to Hedging Obligations and other agreements), Intellectual Property, goodwill, registrations, franchises, tax refund claims and any letter of credit, guarantee, claim, security interest or other security held by or granted to any Grantor to secure payment by an Account Debtor of any of the Accounts.

“Grantors” shall mean the Borrower and the Subsidiary Guarantors.

“Guaranteed Obligations” shall mean (x) with respect to any Grantor, all Obligations of any other Grantor with respect to any Secured Credit Facilities, Secured Interest Rate Hedges, Secured Commodity Hedges, Secured Treasury Services Agreements and any other Financing Document to which such other Grantor is party and (y) with respect to any Subsidiary Guarantor, all Obligations of Borrower with respect to the Credit Agreement, any Secured Interest Rate Hedges, Secured Commodity Hedges, Secured Treasury Services

Agreements, Secured Credit Facilities and any other Financing Document to which the Borrower is party; provided that in no event will any Grantor have any Guaranteed Obligations with respect to its own Obligations.

“Guaranty” shall mean, collectively, the guaranties made by the Grantors pursuant to Article II together with each supplement delivered pursuant to Section 7.16.

“Insurance” shall mean (a) all insurance policies covering any or all of the Collateral (regardless of whether the Collateral Trustee is the loss payee thereof) and (b) any key man life insurance policies.

“Intellectual Property” shall mean all intellectual property of any Grantor of every kind and nature now owned or hereafter acquired by any Grantor, including inventions, designs, Patents, Copyrights, Licenses, Trademarks, trade secrets, confidential or proprietary technical and business information, know-how, other data or information, software and databases and all embodiments or fixations thereof and related documentation, registrations and franchises, and all additions, improvements and accessions to, and books and records describing or used in connection with, any of the foregoing.

“Intercreditor Agreement” shall have the meaning assigned to such term in the preliminary statement to this Agreement.

“Intermediate Holdings” shall have the meaning assigned to such term in the introductory statement to this Agreement.

“License” shall mean any Patent License, Trademark License or Copyright License, including those listed on Schedule III.

“New York UCC” shall mean the Uniform Commercial Code as from time to time in effect in the State of New York.

“Obligations” shall have the meaning assigned to such term in the Intercreditor Agreement.

“Patent License” shall mean any written agreement, now or hereafter in effect, granting to any third person any right to make, use or sell any invention on which a patent, now or hereafter owned by any Grantor or that any Grantor otherwise has the right to license, is in existence, or granting to any Grantor any right to make, use or sell any invention on which a patent, now or hereafter owned by any third person, is in existence, and all rights of any Grantor under any such agreement.

“Patents” shall mean all of the following now owned or hereafter acquired by any Grantor: (a) all United States patents or the equivalent thereof in any other country, all registrations and recordings thereof, and all applications for United States patents or the equivalent thereof in any other country, including registrations, recordings and pending applications in the United States Patent and Trademark Office (or any successor or any similar offices in any other country), including those listed on Schedule III, and (b) all reissues, continuations, divisions, continuations-in-part, renewals or extensions thereof, and the inventions disclosed or claimed therein, including the right to make, use and/or sell the inventions disclosed or claimed therein.

“Perfection Certificate” shall mean (a) the agreed form of perfection certificate signed by the Borrower and delivered to the Administrative Agent on or prior to the Closing Date pursuant to paragraph (f) of Article IV of the Credit Agreement and (b) any perfection certificate in the form of Exhibit B delivered or required to be delivered pursuant to Section 7.16 of this Agreement, Section 5.06(b) of the Credit Agreement or pursuant to any other Financing Document.

“Pledged Collateral” shall have the meaning assigned to such term in Section 3.01.

“Pledged Debt Securities” shall have the meaning assigned to such term in Section 3.01.

“Pledged Securities” shall mean any promissory notes, stock certificates or other securities now or hereafter included in the Pledged Collateral, including all certificates, instruments or other documents representing or evidencing any Pledged Collateral.

“Pledged Stock” shall have the meaning assigned to such term in Section 3.01.

“Primary Grantor” shall have the meaning assigned to such term in Section 6.01.

“Secured Parties” shall have the meaning assigned to such term in the Intercreditor Agreement.

“Security Interest” shall have the meaning assigned to such term in Section 4.01.

“Subsidiary Guarantor” shall mean (a) the Subsidiaries identified on Schedule I hereto as Subsidiary Guarantors and (b) each other Subsidiary that becomes a party to this Agreement as a Subsidiary Guarantor after the Closing Date.

“Trademark License” shall mean any written agreement, now or hereafter in effect, granting to any third person any right to use any trademark now or hereafter owned by any Grantor or that any Grantor otherwise has the right to license, or granting to any Grantor any right to use any trademark now or hereafter owned by any third person, and all rights of any Grantor under any such agreement.

“Trademarks” shall mean all of the following now owned or hereafter acquired by any Grantor: (a) all trademarks, service marks, trade names, corporate names, company names, business names, fictitious business names, trade styles, trade dress, logos, other source or business identifiers, now existing or hereafter adopted or acquired, and all registrations and applications for registration filed in connection therewith, including registrations and registration applications in the United States Patent and Trademark Office (or any successor office) or any similar offices in any state of the United States or any other country or any political subdivision thereof, and all extensions or renewals thereof, including those listed on Schedule III, (b) all goodwill associated therewith or symbolized thereby and (c) all other assets, rights and interests that uniquely reflect or embody such goodwill.

ARTICLE II.

Guarantee

SECTION 2.01. Guarantee. Each Grantor unconditionally and irrevocably guarantees, jointly with the other Grantors and severally, as a primary obligor and not merely as a surety, to the Collateral Trustee, for the benefit of the Secured Parties the due and punctual payment and performance of the Guaranteed Obligations. Each Grantor further agrees that the Guaranteed Obligations may be extended or renewed, in whole or in part, without notice to or further assent from it, and that it will remain bound upon its guarantee notwithstanding any extension or renewal of any Guaranteed Obligation. Each Grantor waives presentment to, demand of payment from and protest to the Borrower or any other Loan Party of any Guaranteed Obligation, and also waives notice of acceptance of its guarantee and notice of protest for nonpayment.

SECTION 2.02. Guarantee of Payment. Each Grantor further agrees that its guarantee hereunder constitutes a guarantee of payment when due and not of collection, and waives any right to require that any resort be had by the Collateral Trustee or any other Secured Party to any security held for the payment of the Guaranteed Obligations or to any balance of any Deposit Account, Securities Account or credit on the books of the Collateral Trustee or any other Secured Party in favor of the Borrower or any other person.

SECTION 2.03. No Limitations, Etc. (a) Except for termination of a Grantor’s obligations hereunder as expressly provided in Section 7.15, the obligations of each Grantor hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason, including any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to any defense or setoff, counterclaim, recoupment or termination whatsoever by reason of the invalidity, illegality or unenforceability of the Guaranteed Obligations or otherwise. Without limiting the generality of the foregoing, the obligations of each Grantor hereunder shall not be discharged or impaired or otherwise affected by (i) the failure of the Collateral Trustee or any other Secured Party to assert any claim or demand or to enforce any right or remedy under the provisions of any Financing Document or otherwise, (ii) any rescission, waiver, amendment or modification of, or any release from any of the terms or provisions of, any Financing Document or any other agreement, including with respect to any other Grantor under this Agreement, (iii) the release of, or any impairment of or failure to perfect any Lien on or security interest in, any security held by the Collateral Trustee or any other Secured Party for the Guaranteed Obligations or any of them, (iv) any default, failure or delay, wilful or otherwise, in the performance of the Guaranteed Obligations, or (v) any other act or omission that may or might in any manner or to any extent vary the risk of any Grantor or otherwise operate as a discharge of any Grantor as a matter of law or equity (other than the Discharge of Obligations in accordance with the Intercreditor Agreement). Each Grantor expressly authorizes the Collateral Trustee to take and hold security for the payment and performance of the Obligations, to exchange, waive or release any or all such security (with or without consideration), to enforce or apply such security and direct the order and manner of any sale thereof in its sole discretion or to release or substitute any one or more other guarantors or obligors upon or in respect of the Guaranteed Obligations in accordance with the terms of the Credit Agreement and the other Financing Documents, all without affecting the obligations of any Grantor hereunder.

(b) To the fullest extent permitted by applicable law, each Grantor waives any defense based on or arising out of any defense of the Borrower or any other Loan Party or the unenforceability of the Guaranteed Obligations or any part thereof from any cause, or the cessation from any cause of the liability of the Borrower or any other Loan Party, other than the Discharge of Obligations in accordance with the Intercreditor Agreement. The Collateral Trustee and the other Secured Parties may, at their election, foreclose on any security held by one or more of them by one or more judicial or nonjudicial sales, accept an assignment of any such security in lieu of foreclosure, compromise or adjust any part of the Guaranteed Obligations, make any other accommodation with the Borrower or any other Loan Party or exercise any other right or remedy available to them against the Borrower or any other Loan Party, without affecting or impairing in any way the liability of any Grantor hereunder except to the extent of a Discharge of Obligations in accordance with the Intercreditor Agreement. To the fullest extent permitted by applicable law, each Grantor waives any defense arising out of any such election even though such election operates, pursuant to applicable law, to impair or to extinguish any right of reimbursement or subrogation or other right or remedy of such Grantor against the Borrower or any other Loan Party, as the case may be, or any security.

SECTION 2.04. Reinstatement. Each Grantor agrees that its guarantee hereunder shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of any Guaranteed Obligation is rescinded or must otherwise be restored by the Collateral Trustee or any other Secured Party upon the bankruptcy or reorganization of the Borrower, any other Loan Party or otherwise.

SECTION 2.05. Agreement To Pay; Subrogation. In furtherance of the foregoing and not in limitation of any other right that the Collateral Trustee or any other Secured Party has at law or in equity against any Grantor by virtue hereof, upon the failure of the Borrower or any other Loan Party to pay any Guaranteed Obligation when and as the same shall become due, whether at maturity, by acceleration, after notice of prepayment or otherwise, each Grantor hereby unconditionally and irrevocably agrees to and will forthwith pay, or cause to be paid, to the Collateral Trustee for distribution to the applicable Secured Parties in cash the amount of such unpaid Guaranteed Obligation to the maximum extent permitted by law so as to maximize the aggregate amount paid to the Secured Parties under or in respect of the Financing Documents. Upon payment by any Grantor of any sums to the Collateral Trustee as provided above, all rights of such Grantor against any other

Grantor arising as a result thereof by way of right of subrogation, contribution, reimbursement, indemnity or otherwise shall in all respects be subject to Article VI.

SECTION 2.06. Information. Each Grantor assumes all responsibility for being and keeping itself informed of the Borrower’s and each other Loan Party’s financial condition and assets and of all other circumstances bearing upon the risk of nonpayment of the Guaranteed Obligations and the nature, scope and extent of the risks that such Grantor assumes and incurs hereunder, and agrees that neither the Collateral Trustee nor any other Secured Party will have any duty to advise such Grantor of information known to it or any of them regarding such circumstances or risks.

SECTION 2.07. Limitation. Each Grantor, and, by its acceptance of this Agreement, the Collateral Trustee and each other Secured Party, hereby confirms that it is the intention of all such Persons that this Guaranty and the Guaranteed Obligations of each Grantor hereunder not constitute a fraudulent transfer or conveyance for purposes of Debtor Relief Laws, the Uniform Fraudulent Conveyance Act (or any successor thereto), the Uniform Fraudulent Transfer Act (or any successor thereto) or any similar foreign, federal or state law to the extent applicable to this Guaranty and the Guaranteed Obligations of the Grantors hereunder. To effectuate the foregoing intention, the Collateral Trustee, the other Secured Parties and the Grantors hereby irrevocably agree that the Guaranteed Obligations of each Grantor under this Guaranty at any time shall be limited to the maximum amount as will result in the Guaranteed Obligations of such Grantor under this Guaranty not constituting a fraudulent transfer or conveyance after giving full effect to the liability under this Guaranty and its related contribution rights set forth in this Agreement.

ARTICLE III.

Pledge of Securities

SECTION 3.01. Pledge. As security for the payment or performance, as the case may be, in full of the Obligations, each Grantor hereby assigns and pledges to the Collateral Trustee, its successors and assigns, for the ratable benefit of the Secured Parties, and hereby grants to the Collateral Trustee, its successors and assigns, for the ratable benefit of the Secured Parties, a security interest in and a continuing Lien on, all of such Grantor’s (other than any Excluded Asset) right, title and interest in, to and under (a)(i) the Equity Interests owned by such Grantor on the date hereof (including all such Equity Interests listed on Schedule II), (ii) any other Equity Interests obtained in the future by such Grantor and (iii) the certificates representing all such Equity Interests (all the foregoing collectively referred to herein as the “Pledged Stock”), (b)(i) the debt securities held by such Grantor on the date hereof (including all such debt securities listed opposite the name of such Grantor on Schedule II), (ii) any debt securities in the future issued to such Grantor and (iii) the promissory notes and any other instruments evidencing such debt securities (all the foregoing collectively referred to herein as the “Pledged Debt Securities”), (c) all other property that may be delivered to and held by the Collateral Trustee pursuant to the terms of this Section 3.01, (d) subject to Section 3.06, all payments of principal or interest, dividends, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of, in exchange for or upon the conversion of the securities referred to in clauses (a) and (b) above, (e) subject to Section 3.06, all rights and privileges of such Grantor with respect to the securities and other property referred to in clauses (a), (b), (c) and (d) above, and (f) all Proceeds of any of the foregoing (the items referred to in clauses (a) through (e) above (but excluding any Excluded Assets) being collectively referred to as the “Pledged Collateral”).

TO HAVE AND TO HOLD the Pledged Collateral, together with all right, title, interest, powers, privileges and preferences pertaining or incidental thereto, unto the Collateral Trustee, its successors and assigns, for the ratable benefit of the Secured Parties, forever; subject, however, to the terms, covenants and conditions hereinafter set forth.

SECTION 3.02. Delivery of the Pledged Collateral. (a) Each Grantor agrees promptly to deliver or cause to be delivered to the Collateral Trustee any and all certificates, instruments or other documents representing or evidencing Pledged Stock.

(b) Subject to Section 4.04(a) and Section 4.04(c), each Grantor agrees promptly to deliver or cause to be delivered to the Collateral Trustee any and all Pledged Debt Securities.

(c) Upon delivery to the Collateral Trustee, (i) any certificate, instrument or document representing or evidencing Pledged Securities shall be accompanied by undated stock powers duly executed in blank or other undated instruments of transfer reasonably satisfactory to the Collateral Trustee and duly executed in blank and by such other instruments and documents as the Collateral Trustee may reasonably request and (ii) all other property comprising part of the Pledged Collateral shall be accompanied by proper instruments of assignment duly executed by the applicable Grantor and such other instruments or documents as the Collateral Trustee may reasonably request. Each delivery of Pledged Securities shall be accompanied by a schedule describing the applicable securities, which schedule shall be attached hereto as Schedule II and made a part hereof; provided that failure to attach any such schedule hereto shall not affect the validity of the pledge of such Pledged Securities. Each schedule so delivered shall supplement any prior schedules so delivered.

SECTION 3.03. Representations, Warranties and Covenants. To induce the Secured Parties to enter into the applicable Financing Documents and to make their respective extensions of credit to the applicable Grantor thereunder, the Grantors jointly and severally represent and warrant to and, solely with respect to Section 3.03(c)(iii), Section 3.03(c)(iv), Section 3.03(d), Section 3.03(e)(ii) and Section 3.03(g) covenant with, the Collateral Trustee, for the benefit of the Secured Parties, that:

(a) Schedule II correctly sets forth on the date hereof the percentage of the issued and outstanding shares of each class of the Equity Interests of the issuer thereof represented by such Pledged Stock and includes all Equity Interests, debt securities and promissory notes required to be pledged hereunder;

(b) the Pledged Stock and Pledged Debt Securities have been duly and validly authorized and issued by the issuers thereof and (i) in the case of Pledged Stock, are fully paid and nonassessable and (ii) in the case of Pledged Debt Securities, are legal, valid and binding obligations of the issuers thereof;

(c) except for the security interests granted hereunder (or otherwise permitted under the Credit Agreement) and permitted (if addressed therein or, otherwise, not prohibited) by the other applicable Financing Documents), each Grantor (i) is and, subject to any transfers made in compliance with the Credit Agreement and the other applicable Financing Documents, will continue to be the direct owner, beneficially and of record, of the Pledged Collateral indicated on Schedule II as owned by such Grantor, (ii) holds the same free and clear of all Liens, (iii) will make no assignment, pledge, hypothecation or transfer of, or create or permit to exist any security interest in or other Lien on, the Pledged Collateral, other than in compliance with the Credit Agreement and the other applicable Financing Documents, and (iv) subject to Section 3.06, will cause any and all Pledged Collateral, whether for value paid by such Grantor or otherwise, to be forthwith deposited with the Collateral Trustee and pledged or assigned hereunder;

(d) except for restrictions and limitations imposed by the Financing Documents or securities laws generally and as do not violate the requirements of the applicable Financing Documents, the Pledged Collateral is and will continue to be freely transferable and assignable, and none of the Pledged Collateral is or will be subject to any option, right of first refusal, shareholders agreement, charter or by-law provisions or contractual restriction of any nature that might prohibit, impair, delay or otherwise affect the pledge of such Pledged Collateral hereunder, the sale or disposition thereof pursuant hereto or the exercise by the Collateral Trustee of rights and remedies hereunder;

(e) each Grantor (i) has the power and authority to pledge the Pledged Collateral pledged by it hereunder in the manner hereby done or contemplated and (ii) will defend its title or interest thereto or therein against any and all Liens (other than any Lien created or permitted by the Financing Documents), however arising, of all Persons whomsoever;

(f) no consent or approval of any Governmental Authority, any securities exchange or any other person was or is necessary to the validity of the pledge effected hereby (other than such as have been obtained and are in full force and effect);

(g) by virtue of the execution and delivery by each Grantor of this Agreement, when any Pledged Securities are delivered to the Collateral Trustee in accordance with this Agreement, the Collateral Trustee will obtain a legal, valid and perfected first priority lien upon and security interest in such Pledged Securities as security for the payment and performance of the Obligations; and

(h) the pledge effected hereby is effective to vest in the Collateral Trustee, for the ratable benefit of the Secured Parties, the rights of the Collateral Trustee in the Pledged Collateral as set forth herein and all action by any Grantor necessary or desirable to protect and perfect the Lien on the Pledged Collateral has been duly taken.

SECTION 3.04. Certification of Limited Liability Company Interests and Limited Partnership Interests. The Grantors represent and warrant that each interest held by them in any limited liability company or limited partnership which is a Subsidiary and pledged hereunder (other than the uncertificated limited liability company and limited partnership interests, as of the Closing Date, set forth on Schedule IV) is represented by a certificate, and is a “security” within the meaning of, and is governed by, the Uniform Commercial Code of the State of Delaware and each other applicable jurisdiction. The Grantors hereby agree not to vote, enable or take any other action to cause any of the entities set forth on Schedule IV and any Subsidiaries acquired after the Closing Date which are limited liability companies or limited partnerships the Grantors’ interest in which are not securities (for the purposes of the Uniform Commercial Code) (together, the “Uncertificated Subsidiaries”) on the date hereof or at the time of acquisition to elect or otherwise take any action to cause the interests in such Uncertificated Subsidiaries to be treated as securities for purposes of the Uniform Commercial Code; provided, however, notwithstanding the foregoing, if any Uncertificated Subsidiary takes any such action in violation of the foregoing, the Grantor holding such interests shall promptly notify the Collateral Trustee in writing of any such election or action and, in such event, shall take all steps necessary or advisable to establish the Collateral Trustee’s “control” (within the meaning of Section 8-106 of the UCC) thereof.

SECTION 3.05. Registration in Nominee Name; Denominations. The Collateral Trustee, on behalf of the Secured Parties, shall have the right (in its sole and absolute discretion) to hold the Pledged Securities in its own name as pledgee, the name of its nominee (as pledgee or as sub-agent) or the name of the applicable Grantor, endorsed or assigned in blank or in favor of the Collateral Trustee. Each Grantor will promptly give to the Collateral Trustee copies of any notices or other communications received by it with respect to Pledged Securities in its capacity as the registered owner thereof. After the occurrence and during the continuance of an Event of Default, the Collateral Trustee shall at all times have the right to exchange the certificates representing Pledged Securities for certificates of smaller or larger denominations for any purpose consistent with this Agreement.

SECTION 3.06. Voting Rights; Dividends and Interest, Etc. (a) Unless and until an Event of Default shall have occurred and be continuing and the Collateral Trustee shall have given the Borrower or the Grantors notice of its intent to exercise its rights under this Agreement (which notice shall be deemed to have been given immediately upon the occurrence of an Insolvency or Liquidation Proceeding which gives rise to an Event of Default):

(i) Each Grantor shall be entitled to exercise any and all voting and/or other consensual rights and powers inuring to an owner of Pledged Securities or any part thereof for any purpose consistent with the terms of this Agreement, the Credit Agreement and the other Financing Documents; provided, however, that such rights and powers shall not be exercised in any manner that could materially and adversely affect the rights inuring to a holder of any Pledged Securities or the rights and remedies of any of the Collateral Trustee or the other Secured Parties under this Agreement or the Credit Agreement or any other Financing Document or the ability of the Secured Parties to exercise the same.

(ii) The Collateral Trustee shall execute and deliver to each Grantor, or cause to be executed and delivered to each Grantor, all such proxies, powers of attorney and other instruments as such Grantor may reasonably request for the purpose of enabling such Grantor to exercise the voting and/or consensual rights and powers it is entitled to exercise pursuant to paragraph (i) above.

(iii) Each Grantor shall be entitled to receive and retain any and all dividends, interest, principal and other distributions paid on or distributed in respect of the Pledged Securities to the extent and only to the extent that such dividends, interest, principal and other distributions are permitted by, and otherwise paid or distributed in accordance with, the terms and conditions of the Credit Agreement, the other Financing Documents and applicable law; provided, however, that any noncash dividends, interest, principal or other distributions that would constitute Pledged Stock or Pledged Debt Securities, whether resulting from a subdivision, combination or reclassification of the outstanding Equity Interests of the issuer of any Pledged Securities or received in exchange for Pledged Securities or any part thereof, or in redemption thereof, or as a result of any merger, consolidation, acquisition or other exchange of assets to which such issuer may be a party or otherwise, shall be and become part of the Pledged Collateral, and, if received by any Grantor, shall not be commingled by such Grantor with any of its other funds or property but shall be held separate and apart therefrom, shall be held in trust for the ratable benefit of the Secured Parties and shall be forthwith delivered to the Collateral Trustee in the same form as so received (with any necessary endorsement or instrument of assignment). To the extent permitted by the Credit Agreement, this paragraph (iii) shall not apply to dividends between or among the Borrower, the Subsidiary Guarantors and any Subsidiaries only of property subject to a perfected security interest under this Agreement; provided that, after giving effect to any such non-cash dividend, the Collateral Trustee has, in the manner contemplated by this Agreement, a perfected security interest in the asset or property subject to such non-cash dividend as if such non-cash dividend had not occurred.

(b) Upon the occurrence and during the continuance of an Event of Default, after the Collateral Trustee shall have notified (or shall be deemed to have notified pursuant to Section 3.06(a)) the Grantors of the suspension of their rights under paragraph (a)(iii) of this Section 3.06, then all rights of any Grantor to dividends, interest, principal or other distributions that such Grantor is authorized to receive pursuant to paragraph (a)(iii) of this Section 3.06 shall cease, and all such rights shall thereupon become vested in the Collateral Trustee, which shall have the sole and exclusive right and authority to receive and retain such dividends, interest, principal or other distributions. All dividends, interest, principal or other distributions received by any Grantor contrary to the provisions of this Section 3.06 shall be held in trust for the benefit of the Collateral Trustee, shall be segregated from other property or funds of such Grantor and shall be forthwith delivered to the Collateral Trustee upon demand in the same form as so received (with any necessary endorsement or instrument of assignment). Any and all money and other property paid over to or received by the Collateral Trustee pursuant to the provisions of this paragraph (b) shall be retained by the Collateral Trustee in an account to be established by the Collateral Trustee upon receipt of such money or other property and shall be applied in accordance with the provisions of Section 5.02. After all Events of Default have been cured or waived and each applicable Grantor has delivered to the Administrative Agent certificates to that effect, the Collateral Trustee shall, promptly after all such Events of Default have been cured or waived, repay to each applicable Grantor (without interest) all dividends, interest, principal or other distributions that such Grantor would otherwise be permitted to retain pursuant to the terms of paragraph (a)(iii) of this Section 3.06 and that remain in such account.

(c) Upon the occurrence and during the continuance of an Event of Default, after the Collateral Trustee shall have notified (or shall be deemed to have notified pursuant to Section 3.06(a)) the Grantors of the suspension of their rights under paragraph (a)(i) of this Section 3.06, then all rights of any Grantor to exercise the voting and consensual rights and powers it is entitled to exercise pursuant to paragraph (a)(i) of this Section 3.06, and the obligations of the Collateral Trustee under paragraph (a)(ii) of this Section 3.06, shall cease, and all such rights shall thereupon become vested in the Collateral Trustee, which shall have the sole and exclusive right and authority to exercise such voting and consensual rights and powers; provided that, unless otherwise directed by the Required Secured Parties, the Collateral Trustee shall have the right from time to time following and during the continuance of an Event of Default to permit the Grantors to exercise such rights.

(d) Any notice given by the Collateral Trustee to the Grantors exercising its rights under paragraph (a) of this Section 3.06 (i) must be given in writing, (ii) may be given to one or more of the Grantors at the same or different times and (iii) may suspend the rights of the Grantors under paragraph (a)(i) or paragraph (a)(iii) of this Section 3.06 in part without suspending all such rights (as specified by the Collateral Trustee in its sole and absolute discretion) and without waiving or otherwise affecting the Collateral Trustee’s rights to give additional notices from time to time suspending other rights so long as an Event of Default has occurred and is continuing.

ARTICLE IV.

Security Interests in Personal Property

SECTION 4.01. Security Interest. (a) As security for the payment or performance, as the case may be, in full of the Obligations, each Grantor hereby assigns and pledges to the Collateral Trustee, its successors and assigns, for the ratable benefit of the Secured Parties, and hereby grants to the Collateral

Trustee, its successors and assigns, for the ratable benefit of the Secured Parties, a security interest in and continuing lien on (the “Security Interest”) all right, title or interest in or to any and all of the following assets and properties now owned or at any time hereafter acquired by such Grantor or in which such Grantor now has or at any time in the future may acquire any right, title or interest (collectively, the “Article 9 Collateral”):

(i) all Accounts;

(ii) all Chattel Paper;

(iii) all cash and Deposit Accounts;

(iv) all Documents;

(v) all Equipment;

(vi) all General Intangibles (except to the extent constituting Pledged Collateral pledged pursuant to Article III) and Intellectual Property;

(vii) all Instruments (except to the extent constituting Pledged Collateral pledged pursuant to Article III);

(viii) all Inventory;

(ix) all Investment Property (except to the extent constituting Pledged Collateral pledged pursuant to Article III);

(x) all Letter-of-Credit Rights;

(xi) all Commercial Tort Claims from time to time specifically described on a Perfection Certificate or pursuant to Section 4.04(f);

(xii) all Insurance;

(xiii) all books and records pertaining to the Article 9 Collateral; and

(xiv) to the extent not otherwise included, all Proceeds and products of any and all of the foregoing and all collateral security and guarantees given by any Person with respect to any of the foregoing.

Notwithstanding anything herein to the contrary, in no event shall the Article 9 Collateral include nor the security interest granted under this Section 4.01 attach to: (i) any lease, license, contract or agreement to which any Grantor is a party, and any of its rights or interest thereunder, if and to the extent that a security interest in any such lease, license, contract or agreement is prohibited by or in violation (including a breach or default thereunder) of (A) any law, rule or regulation applicable to such Grantor, or (B) a term, provision or condition of any such lease, license, contract or agreement (unless such law, rule, regulation, term, provision or condition would be rendered ineffective with respect to the creation of the security interest hereunder pursuant to

Sections 9-406, 9-407, 9-408 or 9-409 of the Uniform Commercial Code (or any successor provision or provisions) of any relevant jurisdiction or any other applicable law (including the Bankruptcy Code of the United States of America) or principles of equity); provided however that the Article 9 Collateral shall include (and such security interest shall attach) immediately at such time as the contractual or legal prohibition referred to above shall no longer be applicable and to the extent severable, shall attach immediately to any portion of such lease, license, contract or agreement not subject to the prohibitions specified in (A) or (B) above; provided further that the prohibitions specified in (A) or (B) above shall not include any Proceeds of any such lease, license, contract or agreement, (ii) any “intent-to-use” application for registration of a Trademark filed pursuant to Section 1(b) of the Lanham Act, 15 U.S.C. § 1051, prior to the filing of a “Statement of Use” pursuant to Section 1(d) of the Lanham Act or an “Amendment to Allege Use” pursuant to Section 1(c) of the Lanham Act with respect thereto, solely to the extent, if any, that, and solely during the period, if any, in which, the grant of a security interest therein would impair the validity or enforceability of any registration that issues from such intent-to-use application under applicable federal law, (iii) Margin Stock, (iv) motor vehicles, rolling stock, aircraft and vessels, (v) all leasehold interests, (vi) any Excluded Accounts, (vii) any asset owned by any Grantor on the date hereof or hereafter acquired that is subject to a Lien permitted by Sections 6.02(a), 6.02(h), 6.02(r), 6.02(s) or 6.02(t) of the Credit Agreement but only to the extent that the contract or written agreement governing such permitted Lien or the permitted debt secured thereby expressly prohibits the grant of a Lien or a security interest on such asset but, in any case, only for so long as and to the extent that such prohibition remains in place, (viii) those assets (if any) as to which the Collateral Trustee and the Borrower shall have determined that the cost of obtaining a security interest is excessive in relation to the value of the security to be afforded thereby, (ix) any Equity Interest of any Subsidiary or any Person that is not a Subsidiary to the extent a pledge of such Equity Interest hereunder is expressly prohibited by any applicable shareholder agreement, indenture or other contractual arrangement either (x) in force and effect on the Closing Date or (y) entered into after the Closing Date but only if the applicable Grantor has used commercially reasonable efforts to ensure that such shareholder agreement, indenture or other contractual arrangement does not restrict the ability of the applicable Grantor to grant hereunder a Lien on or security interest in such Equity Interest, in any case only for so long as and to the extent that such prohibition remains in place and (x) any asset released by the Collateral Trustee from the Liens created hereby pursuant to Section 5.1 of the Intercreditor Agreement as and to the extent set forth therein (the interests, property and assets in the immediately foregoing clauses (i) through (x), the “Excluded Assets”).

(b) Each Grantor hereby irrevocably authorizes the Collateral Trustee at any time and from time to time to file in any relevant jurisdiction any initial financing statements (including fixture filings) with respect to the Article 9 Collateral or any part thereof and amendments thereto that (i) describe the Article 9 Collateral as described herein or in any other manner as the Collateral Trustee may determine, in its reasonable discretion, is reasonably necessary, advisable or prudent to ensure the perfection of the Security Interest granted herein, (ii) indicate the Article 9 Collateral as “all assets, whether now owned or hereafter acquired, developed or created” or words of similar effect, and (iii) contain the information required by Article 9 of the Uniform Commercial Code of each applicable jurisdiction for the filing of any financing statement or amendment, including (A) whether such Grantor is an organization, the type of organization and any organizational identification number issued to such Grantor and

(B) in the case of a financing statement filed as a fixture filing, a sufficient description of the real property to which such Article 9 Collateral relates. Each Grantor agrees to provide such information to the Collateral Trustee promptly upon request.

The Collateral Trustee is further authorized to file with the United States Patent and Trademark Office or United States Copyright Office (or any successor office or any similar office in any other country) such documents as may be necessary or advisable for the purpose of perfecting, confirming, continuing, enforcing or protecting the Security Interest granted by each Grantor, without the signature of any Grantor, and naming any Grantor or the Grantors as debtors and the Collateral Trustee as secured party.

(c) The Security Interest is granted as security only and shall not subject the Collateral Trustee or any other Secured Party to, or in any way alter or modify, any obligation or liability of any Grantor with respect to or arising out of the Article 9 Collateral.

SECTION 4.02. Representations and Warranties. To induce the Secured Parties to enter into the applicable Financing Documents and to make their respective extensions of credit to the applicable Grantor thereunder, the Grantors jointly and severally represent and warrant to the Collateral Trustee for the benefit of the Secured Parties that:

(a) Each Grantor has good and valid rights in and title to the Article 9 Collateral with respect to which it has purported to grant a Security Interest hereunder and has full power and authority to grant to the Collateral Trustee, for the ratable benefit of the Secured Parties, the Security Interest in such Article 9 Collateral pursuant hereto and to execute, deliver and perform its obligations in accordance with the terms of this Agreement, without the consent or approval of any other person other than any consent or approval that has been obtained.

(b) The Perfection Certificate has been duly prepared, completed and executed and the information set forth therein (including (x) the exact legal name of each Grantor and (y) the jurisdiction of organization of each Grantor) is correct and complete as of the Closing Date. Uniform Commercial Code financing statements (including fixture filings, as applicable) or other appropriate filings, recordings or registrations containing a description of the Article 9 Collateral have been prepared by the Collateral Trustee based upon the information provided to the Administrative Agent and the Secured Parties in the Perfection Certificate for filing in each governmental, municipal or other office specified in Section 2 of the Perfection Certificate (or specified by notice from the Borrower to the Administrative Agent after the Closing Date in the case of filings, recordings or registrations required by the Credit Agreement), which are all the filings, recordings and registrations (other than filings required to be made in the United States Patent and Trademark Office and the United States Copyright Office in order to perfect the Security Interest in the Article 9 Collateral consisting of United States Patents, Trademarks and Copyrights) that are necessary to publish notice of and protect the validity of and to establish a legal, valid and perfected security interest in favor of the Collateral Trustee (for the ratable benefit of the Secured Parties) in respect of all Article 9

Collateral in which the Security Interest may be perfected by filing, recording or registration in the United States (or any political subdivision thereof) and its territories and possessions, and no further or subsequent filing, refiling, recording, rerecording, registration or reregistration is necessary in any such jurisdiction, except as provided under applicable law with respect to the filing of continuation statements. Each Grantor represents and warrants that a fully executed agreement in the form hereof (or a fully executed short form agreement in form and substance reasonably satisfactory to the Collateral Trustee), and containing a description of all Article 9 Collateral consisting of United States Patents and applications therefor, United States registered Trademarks (and Trademarks for which United States registration applications are pending other than intent-to-use applications) and United States registered Copyrights has been delivered to the Collateral Trustee for filing with and recording by the United States Patent and Trademark Office and the United States Copyright Office pursuant to 35 U.S.C. §261, 15 U.S.C. §1060 or 17 U.S.C. §205 and the regulations thereunder, as applicable, and otherwise as may be required pursuant to the laws of any other necessary jurisdiction, to protect the validity of and to establish a legal, valid and perfected security interest in favor of the Collateral Trustee (for the ratable benefit of the Secured Parties) in respect of all Article 9 Collateral consisting of Patents, Trademarks and Copyrights in which a security interest may be perfected by filing, recording or registration in the United States (or any political subdivision thereof) and its territories and possessions, and no further or subsequent filing, refiling, recording, rerecording, registration or reregistration is necessary (other than such actions as are necessary to perfect the Security Interest with respect to any Article 9 Collateral consisting of Patents, Trademarks and Copyrights (or registration or application for registration thereof) acquired or developed after the date hereof).

(c) Subject to the filings and other actions described in Section 4.02(b), the Security Interest granted to the Collateral Trustee for the ratable benefit of the Secured Parties constitutes (i) a legal and valid security interest in all Article 9 Collateral securing the payment and performance of the Obligations, (ii) a perfected security interest in all Article 9 Collateral in which a security interest may be perfected by filing, recording or registering a financing statement or analogous document in the United States (or any political subdivision thereof) and its territories and possessions pursuant to the Uniform Commercial Code or other applicable law in such jurisdictions and (iii) a security interest that shall be perfected in all Article 9 Collateral in which a security interest may be perfected upon the receipt and recording of this Agreement (or with respect to certain Intellectual Property fully executed short form agreements in form and substance reasonably satisfactory to the Collateral Trustee) with the United States Patent and Trademark Office and the United States Copyright Office, as applicable. The Security Interest is and shall be prior to any other Lien on any of the Article 9 Collateral, other than Liens expressly permitted pursuant to the Credit Agreement and permitted (if addressed therein or, otherwise, not prohibited) by the other applicable Financing Documents.

(d) The Article 9 Collateral is owned by the Grantors free and clear of any Lien, except for Liens expressly permitted pursuant to the Credit Agreement and permitted (if addressed therein or, otherwise, not prohibited) by the other applicable

Financing Documents. No Grantor has filed or consented to the filing of (i) any financing statement or analogous document under the Uniform Commercial Code or any other applicable laws covering any Article 9 Collateral, (ii) any assignment in which any Grantor assigns any Patent, Trademark or Copyright constituting Article 9 Collateral or any security agreement or similar instrument covering any Patent, Trademark or Copyright constituting Article 9 Collateral with the United States Patent and Trademark Office or the United States Copyright Office, (iii) any notice under the Assignment of Claims Act, or (iv) any assignment in which any Grantor assigns any Article 9 Collateral or any security agreement or similar instrument covering any Article 9 Collateral with any foreign governmental, municipal or other office, which financing statement or analogous document, assignment, security agreement or similar instrument is still in effect, except, in each case, for Liens expressly permitted pursuant to the Credit Agreement and permitted (if addressed therein or, otherwise, not prohibited) by the other applicable Financing Documents. On the date hereof, no Grantor holds any Commercial Tort Claims with a reasonably estimated value thereof of $5,000,000 or more individually (or $15,000,000 in the aggregate, for all such amounts that are $5,000,000 or less) except as indicated on the Perfection Certificate (as such Perfection Certificate may be amended or supplemented from time to time).

(e) The Perfection Certificate accurately sets forth, as of the date hereof, each Patent, Copyright registration, registered Trademark and exclusive Copyright License.

SECTION 4.03. Covenants. (a) Each Grantor agrees promptly to notify the Collateral Trustee in writing of any change in (i) its legal name, (ii) its identity or type of organization, (iii) its Federal Taxpayer Identification Number or organizational identification number or (iv) its jurisdiction of organization. Each Grantor agrees promptly to provide the Collateral Trustee with certified organizational documents reflecting any of the changes described in the first sentence of this paragraph. Each Grantor agrees not to effect or permit any change referred to in the preceding sentence unless all filings have been made under the Uniform Commercial Code or otherwise that are required in order for the Collateral Trustee to continue at all times following such change to have a valid, legal and perfected first priority security interest in all the Article 9 Collateral.

(b) Each Grantor agrees to maintain, at its own cost and expense, such complete and accurate records with respect to the Article 9 Collateral owned by it as is consistent with its current practices and in accordance with such prudent and standard practices used in industries that are the same as or similar to those in which such Grantor is engaged, but in any event to include complete accounting records indicating all payments and proceeds received with respect to any part of the Article 9 Collateral, and, upon the occurrence and during the continuance of an Event of Default or at such times as the Collateral Trustee may request, promptly to prepare and deliver to the Collateral Trustee a duly certified schedule or schedules in form and detail satisfactory to the Collateral Trustee showing the identity, amount and location of any and all Article 9 Collateral.

(c) RESERVED.

(d) Each Grantor shall, at its own expense, take any and all actions reasonably necessary to defend title to the Article 9 Collateral against all persons and to defend the Security Interest of the Collateral Trustee in the Article 9 Collateral and the priority thereof against any Lien not expressly permitted pursuant to the Credit Agreement and permitted (if addressed therein or, otherwise, not prohibited) by the other applicable Financing Documents.

(e) Each Grantor agrees, at its own expense, promptly to execute, acknowledge, deliver and cause to be duly filed all such further instruments and documents and take all such actions reasonably necessary as the Collateral Trustee may from time to time reasonably request and which are necessary to obtain, preserve, protect and perfect the Security Interest and the rights and remedies created hereby, including the payment of any fees and Taxes required in connection with the execution and delivery of this Agreement, the granting of the Security Interest and the filing of any financing or continuation statements (including fixture filings) or other documents in connection herewith or therewith. If any amount payable to any Grantor under or in connection with any of the Article 9 Collateral shall be or become evidenced by any promissory note or other instrument, such note or instrument shall be promptly pledged and, subject to Section 4.04(a) and Section 4.04(c), delivered to the Collateral Trustee, duly endorsed in a manner satisfactory to the Collateral Trustee.

(f) Each Grantor will permit any representatives designated by the Collateral Trustee to visit, inspect and verify the financial records and the properties of the Borrower or any other Loan Party (including the premises upon which any of the Article 9 Collateral is located) at reasonable times, but no more than twice annually, or, if an Event of Default has occurred and is continuing, as often as requested and to inspect and verify the Article 9 Collateral, all records related thereto and to make extracts and copies from such records, and permit any representatives designated by the Collateral Trustee to discuss the Collateral, affairs, finances and condition of the Borrower or any other Loan Party with the officers thereof and independent accountants therefor all at such times as may be requested. The Collateral Trustee shall have the absolute right to share any information it gains from such inspection, discussions or verification with any Secured Party.

(g) At its option, the Collateral Trustee may discharge past due Taxes, assessments, charges, fees, Liens, security interests or other encumbrances at any time levied or placed on the Article 9 Collateral and not expressly permitted pursuant to the Credit Agreement and permitted (if addressed therein or, otherwise, not prohibited) by the other applicable Financing Documents, and may pay for the maintenance and preservation of the Article 9 Collateral to the extent any Grantor fails to do so as required by the Credit Agreement, this Agreement or the other applicable Financing Documents, and each Grantor jointly and severally agrees to reimburse the Collateral Trustee on demand for any reasonable payment made or any reasonable expense incurred by the Collateral Trustee pursuant to the foregoing authorization; provided, however, that nothing in this paragraph shall be interpreted as excusing any Grantor from the performance of, or imposing any obligation on the Collateral Trustee or any Secured Party to cure or perform, any covenants or other promises of any Grantor with respect to Taxes, assessments, charges, fees, Liens, security interests or other encumbrances and maintenance as set forth herein or in the other Financing Documents.

(h) RESERVED.

(i) Each Grantor shall remain liable to observe and perform all the conditions and obligations to be observed and performed by it under each contract, agreement or instrument relating to the Article 9 Collateral, all in accordance with the terms and conditions thereof, and each Grantor jointly and severally agrees to indemnify and hold harmless the Collateral Trustee and the Secured Parties from and against any and all liability for such performance.

(j) No Grantor shall make or permit to be made an assignment, pledge or hypothecation of the Article 9 Collateral or shall grant any other Lien in respect of the Article 9 Collateral or consent to the filing of any notice filed under the Assignment of Claims Act, except, in each case, as expressly permitted by the Credit Agreement and permitted (if addressed therein or, otherwise, not prohibited) by the other applicable Financing Documents. No Grantor shall make or permit to be made any transfer of the Article 9 Collateral and each Grantor shall remain at all times in possession or otherwise in control of the Article 9 Collateral owned by it, except as permitted by the Credit Agreement and permitted (if addressed therein or, otherwise, not prohibited) by the other applicable Financing Documents.

(k) No Grantor will, without the Collateral Trustee’s prior written consent (such consent not to be unreasonably withheld or delayed), grant any extension of the time of payment of any Accounts included in the Article 9 Collateral, compromise, compound or settle the same for less than the full amount thereof, release, wholly or partly, any person liable for the payment thereof or allow any credit or discount whatsoever thereon, other than extensions, credits, discounts, compromises, compoundings or settlements granted or made in the ordinary course of business or in accordance with such prudent and standard practice used in industries that are the same as or similar to those in which such Grantor is engaged.

(l) Each Grantor, at its own expense, shall maintain or cause to be maintained Insurance covering physical loss or damage to the Inventory and Equipment in accordance with the requirements set forth in the Credit Agreement and the requirements of any other applicable Financing Documents. Each Grantor irrevocably makes, constitutes and appoints the Collateral Trustee (and all officers, employees or agents designated by the Collateral Trustee) as such Grantor’s true and lawful agent (and attorney-in-fact) for the purpose, upon the occurrence and during the continuance of an Event of Default, of making, settling and adjusting claims in respect of Article 9 Collateral under policies of Insurance, endorsing the name of such Grantor on any check, draft, instrument or other item of payment for the proceeds of such policies of insurance and for making all determinations and decisions with respect thereto. In the event that any Grantor at any time or times shall fail to obtain or maintain any of the policies of insurance required hereby or under the Credit Agreement or any other applicable Financing Documents or to pay any premium in whole or part relating thereto, the Collateral Trustee may, without waiving or releasing any obligation or liability of any Grantor hereunder or any Default or Event of Default, in its sole discretion, obtain and maintain such policies of insurance and pay such premium and take any other actions with respect thereto as the Collateral Trustee deems advisable. All sums disbursed by the Collateral Trustee in connection with this paragraph, including attorneys’ fees, court costs, expenses and other charges relating thereto, shall be payable, upon demand, by the Grantors to the Collateral Trustee and shall be additional Obligations secured hereby.

SECTION 4.04. Other Actions. In order to further insure the attachment, perfection and priority of, and the ability of the Collateral Trustee to enforce, the Security Interest in the Article 9 Collateral, each Grantor agrees, in each case at such Grantor’s own expense, to take the following actions with respect to the following Article 9 Collateral:

(a) Instruments. If any Grantor shall at any time hold or acquire any Instrument in an amount in excess of $5,000,000 individually (or $15,000,000 in the aggregate, for all such amounts that are $5,000,000 or less) such Grantor shall forthwith endorse, assign and deliver the same to the Collateral Trustee, accompanied by such undated instruments of endorsement, transfer or assignment duly executed in blank as the Collateral Trustee may from time to time specify.

(b) Deposit Accounts. Except as expressly permitted pursuant to the Credit Agreement and permitted by the other applicable Financing Documents, each Deposit Account (other than any Excluded Account) that any Grantor at any time opens or maintains, such Grantor shall upon the Collateral Trustee’s request, cause the depositary bank to agree to comply at any time with instructions from the Collateral Trustee to such depositary bank directing the disposition of funds from time to time credited to such Deposit Account, without further consent of such Grantor or any other person, pursuant to an agreement in form and substance reasonably satisfactory to the Collateral Trustee. Collateral Trustee agrees with each Grantor that the Collateral Trustee shall not give any such instructions or withhold any withdrawal rights from any Grantor, unless an Event of Default has occurred and is continuing. The provisions of this paragraph shall not apply to any Deposit Account for which any Grantor, the depositary bank and the Collateral Trustee have entered into a cash collateral agreement specially negotiated among such Grantor, the depositary bank and the Collateral Trustee for the specific purpose set forth therein.

(c) Investment Property. Except to the extent otherwise provided in Article III, if any Grantor shall at any time hold or acquire any certificated security in an amount in excess of $5,000,000 individually (or $15,000,000 in the aggregate, for all such amounts that are $5,000,000 or less) such Grantor shall forthwith endorse, assign and deliver the same to the Collateral Trustee, accompanied by such undated instrument of transfer or assignment duly executed in blank as the Collateral Trustee may from time to time specify. If any security in an amount in excess of $5,000,000 individually (or $15,000,000 in the aggregate, for all such amounts that are $5,000,000 or less) now or hereafter acquired by any Grantor is uncertificated and is issued to such Grantor or its nominee directly by the issuer thereof, such Grantor shall promptly notify the Collateral Trustee thereof and, at the Collateral Trustee’s request, pursuant to an agreement in form and substance satisfactory to the Collateral Trustee, either (i) cause the issuer to agree to comply with instructions from the Collateral Trustee as to such securities, without further consent of any Grantor or such nominee, or (ii) upon the occurrence and during the continuance of an Event of Default, at the option of the Collateral Trustee, arrange for the Collateral Trustee to become the registered owner of the securities. If any security, whether certificated or uncertificated, or other Investment Property, in each case in an amount in excess of $5,000,000 individually (or $15,000,000 in the aggregate, for all such amounts that are $5,000,000 or less) now or hereafter acquired by any Grantor are held by such Grantor or its nominee through a Securities Intermediary or Commodity Intermediary, such Grantor shall promptly notify the Collateral Trustee thereof and, at the Collateral Trustee’s request and option, pursuant to an agreement in form and substance satisfactory to the Collateral Trustee, either (i) cause such Securities Intermediary or Commodity Intermediary, as the case may be, to agree to comply with Entitlement Orders from the Collateral Trustee to such Securities Intermediary as to such securities or other Investment Property, or upon the occurrence and during the continuance of an Event of Default, at the option of the Collateral Trustee, (as the case may be) to apply any value distributed on account of any commodity contract as directed by the Collateral Trustee to such Commodity Intermediary, in each case without further consent of any Grantor or such nominee, or (ii) in the case of Financial Assets (as governed by Article 8 of the New York UCC) or other Investment Property held through a Securities Intermediary, arrange for the Collateral Trustee to become the Entitlement Holder with respect to such Investment Property, with the Grantor being permitted, only with the consent of the Collateral Trustee, to exercise rights to withdraw or otherwise deal with such Investment Property. The Collateral Trustee agrees with each Grantor that the Collateral Trustee shall not give any such Entitlement Orders or instructions or directions to any such issuer, Securities Intermediary or Commodity Intermediary, and shall not withhold its consent to the exercise of any withdrawal or dealing rights by any Grantor, unless an Event of Default has occurred and is continuing. The provisions of this paragraph shall not apply to (x) any Excluded Accounts or (y) any Financial Assets credited to a Securities Account for which the Collateral Trustee is the Securities Intermediary.

(d) Electronic Chattel Paper and Transferable Records. If any Grantor at any time holds or acquires an interest, in an amount in excess of $5,000,000 individually (or $15,000,000 in the aggregate, for all such amounts that are $5,000,000 or less) in any Electronic Chattel Paper or any “transferable record”, as that term is defined in Section 201 of the Federal Electronic Signatures in Global and National Commerce Act, or in Section 16 of the Uniform Electronic Transactions Act as in effect in any relevant jurisdiction, such Grantor shall promptly notify the Collateral Trustee thereof and, at the request of the Collateral Trustee, shall take such action as the Collateral Trustee may reasonably request to vest in the Collateral Trustee control under New York UCC Section 9-105 of such Electronic Chattel Paper or control under Section 201 of the Federal Electronic Signatures in Global and National Commerce Act or, as the case may be, Section 16 of the Uniform Electronic Transactions Act, as so in effect in such jurisdiction, of such transferable record. The Collateral Trustee agrees with such Grantor that the Collateral Trustee will arrange, pursuant to procedures reasonably satisfactory to the Collateral Trustee and so long as such procedures will not result in the Collateral Trustee’s loss of control, for the Grantor to make alterations to the Electronic Chattel Paper or transferable record permitted under UCC Section 9-105 or, as the case may be, Section 201 of the Federal Electronic Signatures in Global and National Commerce Act or Section 16 of the Uniform Electronic Transactions Act for a party in control to allow without loss of control, unless an Event of Default has occurred and is continuing or would occur after taking into account any action by such Grantor with respect to such Electronic Chattel Paper or transferable record.

(e) Letter-of-Credit Rights. If any Grantor is at any time a beneficiary under a letter of credit with a stated amount in excess of $5,000,000 individually (or $15,000,000 in the aggregate, for all such amounts that are $5,000,000 or less) now or hereafter issued in favor of such Grantor, such Grantor shall promptly notify the Collateral Trustee thereof and, at the request and option of the Collateral Trustee, such Grantor shall, pursuant to an agreement in form and substance satisfactory to the Collateral Trustee, either (i) arrange for the issuer and any confirmer of such letter of credit to consent to an assignment to the Collateral Trustee of the proceeds of any drawing under the letter of credit or (ii) upon the occurrence and during the continuance of an Event of Default, at the option of the Collateral Trustee, arrange for the Collateral Trustee to become the transferee beneficiary of the letter of credit, with the Collateral Trustee agreeing, in each case, that the proceeds of any drawing under the letter of credit are to be paid to the applicable Grantor unless an Event of Default has occurred or is continuing.

(f) Commercial Tort Claims. If any Grantor shall at any time hold or acquire a Commercial Tort Claim in an amount reasonably estimated to exceed $5,000,000 individually (or $15,000,000 in the aggregate, for all such amounts that are $5,000,000 or less) the Grantor shall promptly notify the Collateral Trustee thereof in a writing signed by such Grantor including a summary description of such claim and grant to the Collateral Trustee, for the ratable benefit of the Secured Parties, in such writing a security interest therein and in the proceeds thereof, all upon the terms of this Agreement, with such writing to be in form and substance satisfactory to the Collateral Trustee.

ARTICLE V.

Remedies

SECTION 5.01. Remedies Upon Default. Upon the occurrence and during the continuance of an Event of Default, each Grantor agrees to deliver each item of Collateral to the Collateral Trustee on demand, and it is agreed that the Collateral Trustee shall have the right to take any of or all the following actions at the same or different times: (a) with respect to any Article 9 Collateral consisting of Intellectual Property, on demand and, other than in violation of any law, rule or regulation applicable to such Grantor or any then-existing agreements or licensing arrangements to the extent that waivers cannot be obtained, to cause the Security Interest to become an assignment, transfer and conveyance of any of or all such Article 9 Collateral by the applicable Grantor to the Collateral Trustee, or to license or sublicense, whether general, special or otherwise, and whether on an exclusive or nonexclusive basis, any such Article 9 Collateral throughout the world on such terms and conditions and in such manner as the Collateral Trustee shall reasonably determine, and (b) with or without legal process and with or without prior notice or demand for performance, to take possession of the Article 9 Collateral and without liability for trespass to enter any premises where the Article 9 Collateral may be located for the purpose of taking possession of or removing the Article 9 Collateral and, generally, to exercise any and all rights afforded to a secured party under the Uniform Commercial Code or other applicable law. Without limiting the generality of the foregoing, each Grantor agrees that the Collateral Trustee shall have the right, subject to the mandatory requirements of applicable law, to sell or otherwise dispose of all or any part of the Collateral at a public or private sale or at any broker’s board or on any securities exchange, for cash, upon credit or for future delivery as the Collateral Trustee shall deem appropriate. The Collateral Trustee shall be authorized at any such sale (if it deems it advisable to do so) to restrict the prospective bidders or purchasers to persons who will represent and agree that they are purchasing the Collateral for their own account for investment and not with a view to the distribution or sale thereof, and upon consummation of any such sale the Collateral Trustee shall have the right to assign, transfer and deliver to the purchaser or purchasers thereof the Collateral so sold. Each such purchaser at any such sale shall hold the property sold absolutely, free from any claim or right on the part of any Grantor, and each Grantor hereby waives (to the extent permitted by law) all rights of redemption, stay and appraisal which such Grantor now has or may at any time in the future have under any rule of law or statute now existing or hereafter enacted.

The Collateral Trustee shall give each applicable Grantor 10 days’ prior written notice (which each Grantor agrees is reasonable notice within the meaning of Section 9-611 of the New York UCC or its equivalent in other jurisdictions) of the Collateral Trustee’s intention to make any sale of Collateral. Such notice, in the case of a public sale, shall state the time and place for such sale and, in the case of a sale at a broker’s board or on a securities exchange, shall state the board or exchange at which such sale is to be made and the day on which the Collateral, or portion thereof, will first be offered for sale at such board or exchange. Any such public sale shall be held at such time or times within ordinary business hours and at such place or places as the Collateral Trustee may fix and state in the notice (if any) of such sale. At any such sale, the Collateral, or portion thereof, to be sold may be sold in one lot as an entirety or in separate parcels, as the Collateral Trustee may reasonably determine. The Collateral Trustee shall not be obligated to make any sale of any Collateral if it shall determine not to do so, regardless of the fact that notice of sale of such Collateral shall have been given. The Collateral Trustee may, without notice or publication, adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for sale, and such sale may, without further notice, be made at the time and place to which the same was so adjourned. In case any sale of all or any part of the Collateral is made on credit or for future delivery, the Collateral so sold may be retained by the Collateral Trustee until the sale price is paid by the purchaser or purchasers thereof, but the Collateral Trustee shall not incur any liability in case any such purchaser or purchasers shall fail to take up and pay for the Collateral so sold and, in case of any such failure, such Collateral may be sold again upon like notice. At any public (or, to the extent permitted by law, private) sale made pursuant to this Agreement, any Secured Party may bid for or purchase, free (to the extent permitted by applicable law) from any right of redemption, stay, valuation or appraisal on the part of any Grantor (all said rights being also hereby waived and released to the extent permitted by applicable law), the Collateral or any part thereof offered for sale and may make payment on account thereof by using any claim then due and payable to such Secured Party from any Grantor as a credit against the purchase price, and such Secured Party may, upon compliance with the terms of sale, hold, retain and dispose of such property to the fullest extent permitted by applicable law. As an alternative to exercising the power of sale herein conferred upon it, the Collateral Trustee may proceed by a suit or suits at law or in equity to foreclose this Agreement and to sell the Collateral or any portion thereof pursuant to a judgment or decree of a court or courts having competent jurisdiction or pursuant to a proceeding by a court-appointed receiver. Any sale pursuant to the provisions of this

Section 5.01 shall be deemed to conform to the commercially reasonable standards as provided in Section 9-610(b) of the New York UCC or its equivalent in other jurisdictions.

SECTION 5.02. Application of Proceeds. The Collateral Trustee shall apply the proceeds of any collection, sale, foreclosure or other realization upon any Collateral, including any Collateral consisting of cash, in accordance with Section 4 of the Intercreditor Agreement.

SECTION 5.03. Grant of License to Use Intellectual Property. For the purpose of enabling the Collateral Trustee to exercise rights and remedies under this Agreement at such time as the Collateral Trustee shall be lawfully entitled to exercise such rights and remedies, each Grantor hereby grants to the Collateral Trustee an irrevocable, nonexclusive license (exercisable without payment of royalty or other compensation to the Grantors), to use, license or sublicense any of the Article 9 Collateral consisting of Intellectual Property now owned or hereafter acquired by such Grantor, and wherever the same may be located, and including in such license access to all media in which any of the licensed items may be recorded or stored and to all computer software and programs used for the compilation or printout thereof. The use of such license by the Collateral Trustee may be exercised, at the option of the Collateral Trustee, only upon the occurrence and during the continuation of an Event of Default; provided, however, that any license, sublicense or other transaction entered into by the Collateral Trustee in accordance herewith shall be binding upon each Grantor notwithstanding any subsequent cure of an Event of Default.

SECTION 5.04. Securities Act, Etc. In view of the position of the Grantors in relation to the Pledged Collateral, or because of other current or future circumstances, a question may arise under the U.S. Securities Act of 1933, as now or hereafter in effect, or any similar statute hereafter enacted analogous in purpose or effect (such Act and any such similar statute as from time to time in effect being called the “Federal Securities Laws”) with respect to any disposition of the Pledged Collateral permitted hereunder. Each Grantor understands that compliance with the Federal Securities Laws might very strictly limit the course of conduct of the Collateral Trustee if the Collateral Trustee were to attempt to dispose of all or any part of the Pledged Collateral, and might also limit the extent to which or the manner in which any subsequent transferee of any Pledged Collateral could dispose of the same. Similarly, there may be other legal restrictions or limitations affecting the Collateral Trustee in any attempt to dispose of all or part of the Pledged Collateral under applicable “blue sky” or other state securities laws or similar laws analogous in purpose or effect. Each Grantor recognizes that in light of such restrictions and limitations the Collateral Trustee may, with respect to any sale of the Pledged Collateral, limit the purchasers to those who will agree, among other things, to acquire such Pledged Collateral for their own account, for investment, and not with a view to the distribution or resale thereof. Each Grantor acknowledges and agrees that in light of such restrictions and limitations, the Collateral Trustee, in its reasonable discretion (a) may proceed to make such a sale whether or not a registration statement for the purpose of registering such Pledged Collateral or part thereof shall have been filed under the Federal Securities Laws and (b) may approach and negotiate with a limited number of potential purchasers (including a single potential purchaser) to effect such sale. Each Grantor acknowledges and agrees that any such sale might result in prices and other terms less favorable to the seller than if such sale were a public sale without such restrictions. In the event of any such sale, the Collateral Trustee shall incur no responsibility or liability for selling all or any part of the Pledged Collateral at a price that the Collateral Trustee may in good faith deem reasonable under the circumstances, notwithstanding the possibility that a substantially higher price might have been realized if the sale were deferred until after registration as aforesaid or if more than a limited number of purchasers (or a single purchaser) were approached. The provisions of this Section 5.04 will apply notwithstanding the existence of a public or private market upon which the quotations or sales prices may exceed substantially the price at which the Collateral Trustee sells.

ARTICLE VI.

Indemnity, Subrogation and Subordination

SECTION 6.01. Indemnity and Subrogation. In addition to all such rights of indemnity and subrogation as the Grantors may have under applicable law (but subject to Section 6.03), each Grantor agrees that (a) in the event a payment shall be made by any Grantor under this Agreement on behalf of another Grantor (such other Grantor, the “Primary Grantor”), such Primary Grantor shall indemnify such Grantor for the full amount of such payment and such Grantor shall be subrogated to the rights of the person to whom such payment shall have been made to the extent of such payment and (b) in the event any assets of any Grantor shall be sold pursuant to this Agreement or any other Security Document to satisfy in whole or in part a claim of any Secured Party, Primary Grantor shall indemnify such Grantor in an amount equal to the greater of the book value or the fair market value of the assets so sold.

SECTION 6.02. Contribution and Subrogation. Each Grantor (a “Contributing Grantor”) agrees (subject to Section 6.03) that, in the event a payment shall be made by any other Grantor hereunder in respect of any Obligation, or assets of any other Grantor shall be sold pursuant to any Security Document to satisfy any Obligation owed to any Secured Party, and such other Grantor (the “Claiming Grantor”) shall not have been fully indemnified by a Primary Grantor as provided in Section 6.01, the Contributing Grantor shall indemnify the Claiming Grantor in an amount equal to (i) the amount of such payment or (ii) the fair market value of such assets as the case may be multiplied by a fraction of which the numerator shall be the net worth of the Contributing Grantor on the date hereof and the denominator shall be the aggregate net worth of all the Grantors on the date hereof (or, in the case of any Grantor becoming a party hereto pursuant to Section 7.16, the date of the supplement hereto executed and delivered by such Grantor). Any Contributing Grantor making any payment to a Claiming Grantor pursuant to this Section 6.02 shall be subrogated to the rights of such Claiming Grantor under Section 6.01 to the extent of such payment.

SECTION 6.03. Subordination. (a) Notwithstanding any provision of this Agreement to the contrary, all rights of the Grantors under Sections 6.01 and 6.02 and all other rights of indemnity, contribution or subrogation under applicable law or otherwise shall be fully subordinated to the Discharge of Obligations in accordance with the Intercreditor Agreement. No failure on the part of the Borrower or any Subsidiary Guarantor to make the payments required by Sections 6.01 and 6.02 (or any other payments required under applicable law or otherwise) shall in any respect limit the obligations and liabilities of any Subsidiary Guarantor with respect to its obligations hereunder, and each Subsidiary Guarantor shall remain liable for the full amount of its obligations hereunder.

(b) The Borrower and each Subsidiary Guarantor hereby agree that all Indebtedness and other monetary obligations owed by it to the Borrower or any Subsidiary shall be fully subordinated to the Discharge of Obligations in accordance with the Intercreditor Agreement.

ARTICLE VII.

Miscellaneous

SECTION 7.01. Notices. All communications and notices hereunder shall (except as otherwise expressly permitted herein) be in writing and given as provided in Section 9.7 of the Intercreditor Agreement. All communications and notices hereunder to any Subsidiary Guarantor shall be given to it in care of the Borrower as provided in Section 9.7 of the Intercreditor Agreement in which case such Subsidiary Guarantor shall be deemed to have received such notice.

SECTION 7.02. Security Interest Absolute. All rights of the Collateral Trustee hereunder, the Security Interest, the grant of a security interest in the Pledged Collateral and all obligations of each Grantor hereunder shall be absolute and unconditional irrespective of (a) any lack of validity or enforceability of the Credit Agreement, any other Financing Document, any agreement with respect to any of the Obligations or any other agreement or instrument relating to any of the foregoing, (b) any change in the time, manner or place of payment of, or in any other term of, all or any of the Obligations, or any other amendment or waiver of or any consent to any departure from the Credit Agreement, any other Financing Document or any other agreement or instrument relating to the foregoing, (c) any exchange, release or non-perfection of any Lien on Collateral or any other collateral, or any release or amendment or waiver of or consent under or departure from any guarantee, securing or guaranteeing all or any of the Obligations, or (d) any other circumstance that might otherwise constitute a defense available to, or a discharge of, any Grantor in respect of the Obligations or this Agreement.

SECTION 7.03. Survival of Agreement. All covenants, agreements, representations and warranties made by the Loan Parties in the Financing Documents and in the certificates or other instruments prepared or delivered in connection with or pursuant to this Agreement or any other Financing Document shall be considered to have been relied upon by the other Secured Parties and shall survive the execution and delivery of the Financing Documents and the making of any loans, extensions of credit, hedging arrangements or other financial accommodations, regardless of any investigation made by any other Secured Parties on its behalf and notwithstanding that the Collateral Trustee or any other Secured Parties may have had notice or knowledge of any Default under any Financing Document, Event of Default or incorrect representation or warranty at the time any loans, extensions of credit, hedging arrangements or financial accommodations are extended under any Financing Document, and shall continue in full force and effect as long as any Obligations are outstanding and unpaid.

SECTION 7.04. Binding Effect; Several Agreement. This Agreement shall become effective as to any Grantor party hereto when a counterpart hereof executed on behalf of such Grantor shall have been delivered to the Collateral Trustee and a counterpart hereof shall have been executed on behalf of the Collateral Trustee, and thereafter shall be binding upon such Grantors and the Collateral Trustee and their respective permitted successors and assigns, and shall inure to the benefit of such Grantor, the Collateral Trustee and the other Secured Parties and their respective successors and assigns, except that no Grantor shall have the right to assign or transfer its rights or obligations hereunder or any interest herein or in the Collateral (and any such assignment or transfer shall be void) except as expressly contemplated or permitted by this Agreement, the Credit Agreement and permitted (if addressed therein or, otherwise, not prohibited) by the other applicable Financing Documents. This Agreement shall be construed as a separate agreement with respect to each Grantor party hereto and may be amended, modified, supplemented, waived or released with respect to any such Grantor without the approval of any other Grantor party hereto and without affecting the obligations of any other such Grantor hereunder.

SECTION 7.05. Successors and Assigns. Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the permitted successors and assigns of such party; and all covenants, promises and agreements by or on behalf of any Grantor or the Collateral Trustee that are contained in this Agreement shall bind and inure to the benefit of their respective successors and assigns.

SECTION 7.06. Collateral Trustee’s Fees and Expenses; Indemnification. (a) Each Grantor agrees, on a joint and several basis, to pay or reimburse (as applicable) the Collateral Trustee for all its reasonable and documented out-of-pocket expenses (including the reasonable fees, charges and disbursements of counsel for the Collateral Trustee and of a single local counsel in each relevant jurisdiction) incurred in collecting against a Grantor under the Guaranty or otherwise enforcing or protecting any rights of the Collateral Trustee under this Agreement or the other Financing Documents including all reasonable and documented out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of the Obligations.

(b) Without limitation of its indemnification obligations under the other Financing Documents, each Grantor jointly and severally agrees to indemnify the Collateral Trustee and its respective Related Parties (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from any and all losses, claims, damages, liabilities and related expenses (including the reasonable fees, charges and disbursements of counsel for the Collateral Trustee and of a single local counsel in each relevant jurisdiction), and shall indemnify and hold harmless each Indemnitee from all fees and time charges and disbursements, incurred by any Indemnitee or asserted against any Indemnitee by any Person (including the Borrower or any other Loan Party) arising out of, or in connection with, or as a result of (i) the execution or delivery of this Agreement, any other Financing Document or any agreement or instrument contemplated hereby or thereby, the performance by the parties hereto of their respective obligations hereunder or thereunder or the consummation of the transactions contemplated hereby or thereby or (ii) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory, whether brought by a third party or by any Grantor, and regardless of whether any Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or reasonable expenses (x) are determined by a court of competent jurisdiction by final and non-appealable judgment to have resulted from the gross negligence, bad faith or willful misconduct of such Indemnitee or (y) are owed with respect to disputes between and among Indemnitees (other than disputes against any Indemnitee in its capacity as Collateral Trustee or any other Agent or Secured Debt Representative). To the extent permitted by applicable law, no party hereto shall assert, and each party hereto hereby waives any claim against any Grantor or Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement or any agreement or instrument contemplated hereby, the Transaction, any Loan or use of proceeds; provided that such waiver shall not include or affect in any way the obligations of the Borrower and Intermediate Holdings to indemnify the Indemnitees as set forth in this Section 7.06.

If for any reason the foregoing indemnification is unavailable to an Indemnitee or insufficient to hold it harmless, then the Grantors will contribute to the amount paid or payable by such Indemnitee as a result of such loss, claim, damage or liability in such proportion as is appropriate to reflect the relative economic interests of (i) such Grantor and their respective Subsidiaries, Affiliates, shareholders, partners, members or other equity holders on the one hand and (ii) the Indemnitee on the other hand in the matters contemplated by the indemnities set forth in the preceding paragraph as well as the relative fault of (x) such Grantors and their respective Subsidiaries, Affiliates, shareholders, partners, members or other equity holders on the one hand and (y) the Indemnitee with respect to such loss, claim, damage or liability and any other relevant equitable considerations. The indemnity and contribution obligations of the Grantors under this paragraph will be in addition to any liability which the Grantors may otherwise have and will be binding upon and inure to the benefit of any successors and assigns of the Grantors, the Indemnitees, any such Subsidiaries and any such Affiliates.

(c) Any such amounts payable as provided hereunder shall be additional Obligations secured hereby and by the other Security Documents. The provisions of this Section 7.06 shall remain operative and in full force and effect regardless of the termination of this Agreement or any other Financing Document, the consummation of the transactions contemplated hereby, the repayment of any of the Obligations or the invalidity or unenforceability of any term or provision of this Agreement or any other Financing Document. All amounts due under this Section 7.06 shall be payable on written demand therefor and shall bear interest, on and from the date of demand, at the rate specified in the Credit Agreement.

SECTION 7.07. Collateral Trustee Appointed Attorney-in-Fact. Each Grantor hereby appoints the Collateral Trustee as the attorney-in-fact of such Grantor for the purpose of carrying out the provisions of this Agreement and taking any action and executing any instrument that the Collateral Trustee may deem reasonably necessary or advisable to accomplish the purposes hereof, which appointment is irrevocable and coupled with an interest (provided that in no such event shall such appointment extend beyond the termination of this Agreement). Without limiting the generality of the foregoing, the Collateral Trustee shall have the right, upon the occurrence and during the continuance of an Event of Default, with full power of substitution either in the Collateral Trustee’s name or in the name of such Grantor (a) to receive, endorse, assign and/or deliver any and all notes, acceptances, checks, drafts, money orders or other evidences of payment relating to the Collateral or any part thereof, (b) to demand, collect, receive payment of, give receipt for and give discharges and releases of all or any of the Collateral, (c) to sign the name of any Grantor on any invoice or bill of lading relating to any of the Collateral, (d) to send verifications of Accounts Receivable to any Account Debtor, (e) to commence and prosecute any and all suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect or otherwise realize on all or any of the Collateral or to enforce any rights in respect of any Collateral, (f) to settle, compromise, compound, adjust or defend any actions, suits or proceedings relating to all or any of the Collateral, (g) to notify, or to require any Grantor to notify, Account Debtors to make payment directly to the Collateral Trustee, and (h) to use, sell, assign, transfer, pledge, make any agreement with respect to or otherwise deal with all or any of the Collateral, and to do all other acts and things necessary to carry out the purposes of this Agreement in accordance with its terms, as fully and completely as though the Collateral Trustee were the absolute owner of the Collateral for all purposes; provided, however, that nothing herein contained shall be construed as requiring or obligating the Collateral Trustee to make any commitment or to make any inquiry as to the nature or sufficiency of any payment received by the Collateral Trustee, or to present or file any claim or notice, or to take any action with respect to the Collateral or any part thereof or the moneys due or to become due in respect thereof or any property covered thereby. The Collateral Trustee and the other Secured Parties shall be accountable only for amounts actually received as a result of the exercise of the powers granted to them herein, and neither they nor their officers, directors, employees or agents shall be responsible to any Grantor for any act or failure to act hereunder, except for their own gross negligence, willful misconduct or bad faith.

SECTION 7.08. Applicable Law. THIS AGREEMENT AND THE OTHER FINANCING DOCUMENTS AND ANY CLAIMS, CONTROVERSY, DISPUTE OR CAUSE OF ACTION (WHETHER IN CONTRACT OR TORT OR OTHERWISE) BASED UPON, ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER FINANCING DOCUMENT (EXCEPT, AS TO ANY OTHER FINANCING DOCUMENT, AS EXPRESSLY SET FORTH THEREIN) AND THE TRANSACTIONS CONTEMPLATED HEREBY AND THEREBY SHALL BE GOVERNED

BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK (OTHER THAN MANDATORY PROVISIONS OF THE UNIFORM COMMERCIAL CODE RELATING TO THE LAW GOVERNING PERFECTION AND THE EFFECT OF PERFECTION OF A SECURITY INTEREST).

SECTION 7.09. Waivers; Amendment. (a) No failure or delay by the Collateral Trustee, the Administrative Agent or any other Secured Party in exercising any right or power hereunder or under any other Financing Document shall operate as a waiver hereof or thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Collateral Trustee, the Administrative Agent and the other Secured Parties hereunder and under the other Financing Documents are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of any Financing Document or consent to any departure by any Grantor therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section 7.09, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. Without limiting the generality of the foregoing, the making of loans, extensions of credit, hedging arrangements or financial accommodations shall not be construed as a waiver of any Default under any Financing Document or Event of Default, regardless of whether the Collateral Trustee or any other Secured Party may have had notice or knowledge of such Default under any Financing Document or Event of Default at the time. No notice or demand on any Grantor in any case shall entitle any Grantor to any other or further notice or demand in similar or other circumstances.

(b) Neither this Agreement nor any provision hereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Collateral Trustee and the Grantors with respect to which such waiver, amendment or modification is to apply, subject to any consent required in accordance with Section 5.2 or Section 9.3 of the Intercreditor Agreement.

SECTION 7.10. WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER FINANCING DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER FINANCING DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 7.10.

SECTION 7.11. Severability. In the event any one or more of the provisions contained in this Agreement or in any other Financing Document should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and therein shall not in any way be affected or impaired thereby (it being understood that the invalidity of a particular provision in a particular jurisdiction shall not in and of itself affect the validity of such provision in any other jurisdiction). The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

SECTION 7.12. Counterparts. This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original but all of which when taken together shall constitute a single contract, and shall become effective as provided in Section 7.04. Delivery of an executed signature page to this Agreement by facsimile transmission or pdf shall be as effective as delivery of a manually signed counterpart of this Agreement.

SECTION 7.13. Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and are not to affect the construction of, or to be taken into consideration in interpreting, this Agreement.

SECTION 7.14. Jurisdiction; Consent to Service of Process. (a) Each of the Grantors hereby irrevocably and unconditionally agrees that it will not commence any suit, action, litigation or proceeding of any kind or description, whether in law or equity, whether in contract or in tort or otherwise, against any of the Secured Parties or any Related Party of the foregoing in any way relating to this Agreement or any other Financing Document or the transactions relating hereto or thereto, in any forum other than the courts of the State of New York sitting in New York County, and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, and each of the parties hereto irrevocably and unconditionally submits to the exclusive jurisdiction of such courts and agrees that all claims in respect of any such action, litigation or proceeding may be heard and determined in such New York State court or, to the fullest extent permitted by applicable law, in such federal court. Each of the parties hereto agrees that a final judgment in any such action, litigation or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement or in any other Financing Document shall affect any right that the Administrative Agent, the Collateral Trustee or any other Secured Party may otherwise have to bring any action or proceeding relating to this Agreement or any other Financing Document against any Grantor or its properties in the courts of any jurisdiction.

(b) Each of the Grantors irrevocably and unconditionally waives, to the fullest extent permitted by applicable law, any objection that it may now or hereafter have to the laying of venue of any action or proceeding arising out of or relating to this Agreement or any other Financing Document in any court referred to in paragraph (a) of this Section 7.14. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by applicable law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

(c) Each of the Grantors hereby irrevocably consents to service of process in the manner provided for notices in Section 7.01. Nothing in this Agreement or any other Financing Document will affect the right of the Collateral Trustee to serve process in any other manner permitted by law.

SECTION 7.15. Termination or Release. (a) This Agreement, the guarantees made herein, the Security Interest, the pledge of the Pledged Collateral and all other security interests granted hereby shall not terminate until the receipt of notice by the Collateral Trustee of the Discharge of Obligations in accordance with the Intercreditor Agreement.

(b) A Subsidiary Guarantor shall automatically be released from its obligations hereunder and the Security Interests created hereunder in the Collateral of such Subsidiary Guarantor shall be automatically released upon the consummation of any transaction permitted by the Credit Agreement and permitted (if addressed therein or, otherwise, not prohibited) by the other applicable Financing Documents as a result of which such Subsidiary Guarantor ceases to be a Subsidiary.

(c) Collateral shall be released in accordance with Section 5.1 of the Intercreditor Agreement.

(d) In connection with any termination or release pursuant to paragraph (a), (b) or (c) above, the Collateral Trustee shall promptly execute and deliver to any Grantor, at such Grantor’s expense, all Uniform Commercial Code termination statements and similar documents that such Grantor shall reasonably request to evidence such termination or release. Any execution and delivery of documents pursuant to this Section 7.15 shall be without recourse to or representation or warranty by the Collateral Trustee or any Secured Party. Without limiting the provisions of Section 7.06, the Borrower shall reimburse the Collateral Trustee upon demand for all costs and out of pocket expenses, including the fees, charges and expenses of counsel, incurred by it in connection with any action contemplated by this Section 7.15.

SECTION 7.16. Additional Subsidiaries. Any Subsidiary that is required to become a party hereto pursuant to the Credit Agreement or any other Financing Document shall enter into this Agreement as a Subsidiary Guarantor and a Grantor upon becoming such a Subsidiary. Upon execution and delivery by the Collateral Trustee and such Subsidiary of a supplement in the form of Exhibit A hereto and a Perfection Certificate, such Subsidiary shall become a Subsidiary Guarantor and a Grantor hereunder with the same force and effect as if originally named as a Subsidiary Guarantor and a Grantor herein. The execution and delivery of any such instrument shall not require the consent of any other Grantor hereunder. The rights and obligations of each Grantor hereunder shall remain in full force and effect notwithstanding the addition of any new Grantor as a party to this Agreement.

SECTION 7.17. Intercreditor Agreement Controls. Notwithstanding anything herein to the contrary, (a) the Lien and security interests granted pursuant to this Agreement and the exercise of any right or remedy hereunder are subject to the terms of the Intercreditor Agreement and (b) in the event of any conflict between the terms hereof and the terms of the Intercreditor Agreement, the Intercreditor Agreement shall govern and control; provided that, for the avoidance of doubt, any provisions in this Agreement governing the creation and perfection of a security interest in, or otherwise establishing the Collateral Trustee’s or Secured Parties’ rights in, the Collateral shall govern and be of full force and effect, notwithstanding any provision to the contrary in the Intercreditor Agreement.

[Remainder of page intentionally left blank]

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

DYNEGY POWER, LLC, as Borrower

by
/s/ Clint C. Freeland
	Name:	Clint C. Freeland
	Title:	Executive Vice President and Chief Financial Officer

SUBSIDIARIES:

DYNEGY SOUTH BAY, LLC

DYNEGY OAKLAND, LLC

DYNEGY MORRO BAY, LLC

DYNEGY MOSS LANDING, LLC

CASCO BAY ENERGY COMPANY, LLC

DYNEGY POWER GENERATION INC.

SITHE ENERGIES, INC.

BLUE RIDGE GENERATION LLC

BLACK MOUNTAIN COGEN, INC.

DYNEGY KENDALL ENERGY, LLC

ONTELAUNEE POWER OPERATING COMPANY, LLC

SITHE/INDEPENDENCE, LLC

DYNEGY EQUIPMENT, LLC

by
/s/ Clint C. Freeland
	Name:	Clint C. Freeland
	Title:	Executive Vice President and Chief Financial Officer

[Signature page to Guarantee and Collateral Agreement]

CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH, as Collateral Trustee

by
/s/ James Moran
	Name:	James Moran
	Title:	Managing Director

by
/s/ Nupur Kumar
	Name:	Nupur Kumar
	Title:	Vice President

[Signature page to Guarantee and Collateral Agreement]

SCHEDULE I

SUBSIDIARY GUARANTORS

Black Mountain CoGen, Inc.

Blue Ridge Generation LLC

Casco Bay Energy Company, LLC

Dynegy Equipment, LLC

Dynegy Kendall Energy, LLC

Dynegy Morro Bay, LLC

Dynegy Moss Landing, LLC

Dynegy Oakland, LLC

Dynegy Power Generation Inc.

Dynegy South Bay, LLC

Ontelaunee Power Operating Company, LLC

Sithe Energies, Inc.

Sithe/Independence LLC

Schedule I

SCHEDULE II

EQUITY INTERESTS; PLEDGED DEBT SECURITIES

Equity Interests:

Debtor/Grantor	Issuer	Type of Organization	# of Shares Owned	Total Shares Outstanding	% of Interest Pledged	Certificate No. (if uncertificated, please indicate so)
Dynegy Power, LLC (fka Dynegy Power Corp.)	Black Mountain CoGen, Inc.	Corporation	1,000	1,000	100%	2
Dynegy Power, LLC (fka Dynegy Power Corp.)	Blue Ridge Generation LLC	Limited Liability Company	N/A	N/A	100%	Uncertificated
Dynegy Power, LLC (fka Dynegy Power Corp.)	Dynegy Kendall Energy, LLC	Limited Liability Company	N/A	N/A	100%	3
Dynegy Power, LLC (fka Dynegy Power Corp.)	Ontelaunee Power Operating Company, LLC	Limited Liability Company	N/A	N/A	100%	1
Dynegy Power, LLC (fka Dynegy Power Corp.)	Dynegy Power Generation Inc.	Corporation	1,000	1,000	100%	2
Dynegy Power, LLC (fka Dynegy Power Corp.)	Sithe Energies, Inc.	Corporation	792,998.78	792,998.78	100%	60
Dynegy Kendall Energy, LLC	Dynegy Equipment, LLC	Limited Liability Company	NA	NA	100%	3
Dynegy Power Generation Inc. (fka Dynegy Gen Finance Co, LLC)	Casco Bay Energy Company, LLC	Limited Liability Company	N/A	N/A	100%	DYN-002
Dynegy Power Generation Inc.	Dynegy Morro Bay, LLC	Limited Liability Company	N/A	N/A	100%	DYN-004

Schedule II

Debtor/Grantor	Issuer	Type of Organization	# of Shares Owned	Total Shares Outstanding	% of Interest Pledged	Certificate No. (if uncertificated, please indicate so)
Dynegy Power Generation Inc. (fka Dynegy Gen Finance Co, LLC)	Dynegy Moss Landing, LLC	Limited Liability Company	N/A	N/A	100%	DYN-003
Dynegy Power Generation Inc.	Dynegy Oakland, LLC	Limited Liability Company	N/A	N/A	100%	DYN-004
Dynegy Power Generation Inc.	Dynegy South Bay, LLC	Limited Liability Company	N/A	N/A	100%	DYN-004
Sithe Energies, Inc.	Sithe/Independence LLC	Limited Liability Company	N/A	N/A	100%	Uncertificated

Pledged Debt Securities:

None.

SCHEDULE III

INTELLECTUAL PROPERTY

Part A – Owned Intellectual Property

MARK	Owner	Status	Registration Date	Registration Number
SITHE[1]	Sithe Energies, Inc.	Registered	9/25/2001	2491922

Part B – Licensed Intellectual Property

Trademarks licensed to Dynegy Gas Investments Holdings, LLC and its subsidiaries under that certain Trademark License Agreement, dated as of August 5, 2011, by and between Dynegy Inc. and Dynegy Gas Investments Holdings, LLC.

[1]	Note: Mark no longer used and will be permitted to expire.

Schedule III

SCHEDULE IV

CERTAIN UNCERTIFICATED LIMITED LIABILITY COMPANIES AND LIMITED PARTNERSHIPS

1. Blue Ridge Generation LLC

2. Sithe/Indepenence LLC

Schedule IV

EXHIBIT A

FORM OF SUPPLEMENT

SUPPLEMENT NO. [—] (this “Supplement”) dated as of [—], 20[—] to the Guarantee and Collateral Agreement dated as of August 5, 2011 (the “Guarantee and Collateral Agreement”), among DYNEGY POWER, LLC (the “Borrower”), each Subsidiary of the Borrower from time to time party thereto (each such Subsidiary individually a “Subsidiary Guarantor” and collectively, the “Subsidiary Guarantors”; the Subsidiary Guarantors, and the Borrower are referred to collectively herein as the “Grantors”) and CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH (“Credit Suisse”), as collateral trustee (in such capacity, the “Collateral Trustee”) for the Secured Parties (as defined therein).

A. Reference is made to the Credit Agreement dated as of August 5, 2011 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among the Borrower, DYNEGY GAS INVESTMENTS HOLDINGS, LLC (“Intermediate Holdings”), the lenders from time to time party thereto (the “Lenders”), the Collateral Trustee and Credit Suisse as administrative agent for the Lenders.

B. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement or, if not defined in the Credit Agreement, in the Guarantee and Collateral Agreement.

C. The Grantors have entered into the Guarantee and Collateral Agreement in order to induce (a) the Lenders to make loans to the Borrower under the Credit Agreement and (b) certain other Secured Parties to make extensions of credit to the Loan Parties under the other Financing Documents. Section 7.16 of the Guarantee and Collateral Agreement provides that additional Subsidiaries of the Borrower shall, if required to become a party thereto pursuant to the Credit Agreement or any other Financing Document, only become Subsidiary Guarantors and Grantors under the Guarantee and Collateral Agreement by execution and delivery of an instrument in the form of this Supplement. The undersigned Subsidiary (the “New Subsidiary”) is executing this Supplement in accordance with the requirements of Section 5.12 of the Credit Agreement and the other Financing Documents to become a Subsidiary Guarantor and a Grantor under the Guarantee and Collateral Agreement as consideration for loans made to the Borrower under the Credit Agreement and extensions of credit made or to be made by certain other Secured Parties to the Loan Parties under the other Financing Documents.

Accordingly, the Collateral Trustee and the New Subsidiary agree as follows:

SECTION 1. In accordance with Section 7.16 of the Guarantee and Collateral Agreement, the New Subsidiary by its signature below becomes a Grantor and Subsidiary Guarantor under the Guarantee and Collateral Agreement with the same force and effect as if originally named therein as a Grantor and Subsidiary Guarantor and the New Subsidiary hereby (a) agrees to all the terms and provisions of the Guarantee and Collateral Agreement applicable to it as a Grantor and Subsidiary Guarantor thereunder and (b) represents and warrants that the representations and warranties made by it as a Grantor and Subsidiary Guarantor thereunder are

Exhibit A

true and correct on and as of the date hereof. In furtherance of the foregoing, the New Subsidiary, as security for the payment and performance in full of the Obligations (as defined in the Guarantee and Collateral Agreement), does hereby create and grant to the Collateral Trustee, its successors and assigns, for the ratable benefit of the Secured Parties, their successors and assigns, a security interest in and lien on all of the New Subsidiary’s right, title and interest in and to the Collateral (as defined in the Guarantee and Collateral Agreement) of the New Subsidiary. Each reference to a “Grantor” or a “Subsidiary Guarantor” in the Guarantee and Collateral Agreement shall be deemed to include the New Subsidiary. The Guarantee and Collateral Agreement is hereby incorporated herein by reference.

SECTION 2. The New Subsidiary represents and warrants to the Collateral Trustee and the other Secured Parties that (a) this Supplement has been duly authorized, executed and delivered by it and the obligations assumed by the New Subsidiary under the Guarantee and Collateral Agreement constitute its legal, valid and binding obligation, enforceable against it in accordance with its terms, and (b) delivered with this Supplement is a true and accurate Perfection Certificate.

SECTION 3. This Supplement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Supplement shall become effective when the Collateral Trustee shall have received counterparts of this Supplement that, when taken together, bear the signatures of the New Subsidiary and the Collateral Trustee. Delivery of an executed signature page to this Supplement by facsimile transmission or pdf shall be as effective as delivery of a manually signed counterpart of this Supplement.

SECTION 4. Except as expressly supplemented hereby, the Guarantee and Collateral Agreement shall remain in full force and effect.

SECTION 5. THIS SUPPLEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

SECTION 6. In case any one or more of the provisions contained in this Supplement should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and in the Guarantee and Collateral Agreement shall not in any way be affected or impaired thereby (it being understood that the invalidity of a particular provision in a particular jurisdiction shall not in and of itself affect the validity of such provision in any other jurisdiction). The parties hereto shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

SECTION 7. All communications and notices hereunder shall (except as otherwise expressly permitted by the Guarantee and Collateral Agreement) be in writing and given as provided in Section 7.01 of the Guarantee and Collateral Agreement. All communications and notices hereunder to the New Subsidiary may be given to it in care of the Borrower as provided in Section 7.01 of the Guarantee and Collateral Agreement.

Exhibit A

SECTION 8. The New Subsidiary agrees to reimburse the Collateral Trustee within ten days of written demand for its reasonable out-of-pocket expenses in connection with this Supplement, including the reasonable fees, other charges and disbursements of counsel for the Collateral Trustee.

Exhibit A

IN WITNESS WHEREOF, the New Subsidiary and the Collateral Trustee have duly executed this Supplement to the Guarantee and Collateral Agreement as of the day and year first above written.

[NAME OF NEW SUBSIDIARY]

by

Name:
Title:

CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH, as Collateral Trustee

by

Name:
Title:

by

Name:
Title:

Acknowledged by:

DYNEGY POWER, LLC, as Borrower and agent of the existing Subsidiary Guarantors by

Name:
Title:

Exhibit A

EXHIBIT B

FORM OF PERFECTION CERTIFICATE

Date: [                    ]

To: [CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH, as Administrative Agent and Collateral Trustee]1 / [CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH, as Collateral Trustee]2

Reference is made to:

(i) the credit agreement dated as of August 5, 2011 (the “Credit Agreement”) among Dynegy Power, LLC (the “Borrower”), Dynegy Gas Investments Holdings, LLC (“Intermediate Holdings”), Credit Suisse AG, Cayman Islands Branch, as Administrative Agent and Collateral Trustee, Credit Suisse Securities (USA) LLC and Goldman Sachs Lending Partners LLC, as Joint Bookrunners and Joint Lead Arrangers, and the Lenders from time to time party thereto; and

(ii) the guarantee and collateral Agreement dated as of August 5, 2011 (the “Guarantee and Collateral Agreement”) among the Borrower, the Grantors named therein and the Collateral Trustee.

This Perfection Certificate is being delivered pursuant to [Section 5.06(b) of the Credit Agreement] / [Section 7.16 of the Guarantee and Collateral Agreement] / [insert other applicable provision or basis for request]3.

Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement or, if not defined in the Credit Agreement, in the Guarantee and Collateral Agreement.

[The Borrower (on behalf of itself, Intermediate Holdings, and the other Grantors specified below)]4 / [[insert name of additional grantor] (as “New Subsidiary”]5 hereby represents and warrants as follows:

I.	CURRENT INFORMATION

A. Legal Names, Organizations, Jurisdictions of Organization and Organizational Identification Numbers. The full and exact legal name (as it appears in each respective certificate or

[1]	To be used if this Perfection Certificate is being delivered pursuant to Section 5.06(b) of the Credit Agreement.
[2]	To be used if this Perfection Certificate is being delivered pursuant to Section 7.16 of the Guarantee and Collateral Agreement.
[3]	Delete as applicable.
[4]	To be used if this Perfection Certificate is being delivered pursuant to Section 5.06(b) of the Credit Agreement.
[5]	To be used if this Perfection Certificate is being delivered pursuant to Section 7.16 of the Guarantee and Collateral Agreement.

Exhibit B

articles of incorporation, limited liability membership agreement or similar organizational documents, in each case as amended to date), the type of organization (or if the Borrower or a particular Grantor6 is an individual, please indicate so), the jurisdiction of organization (or formation, as applicable), and the organizational identification number (not tax i.d. number) of the Borrower and each other Grantor are as follows:

Name of Borrower/Grantor	Type of Organization (e.g. corporation, limited liability company, limited partnership)	Jurisdiction of Organization/ Formation	Organizational Identification Number

B. Chief Executive Offices and Mailing Addresses. The chief executive office address (or the principal residence if the Borrower or a particular Grantor is a natural person) and the preferred mailing address (if different than chief executive office or residence) of the Borrower and each other Grantor are as follows:

Name of Borrower/Grantor	Address of Chief Executive Office (or for natural persons, residence)	Mailing Address (if different than CEO or residence)

C. Special Grantors. Except as specifically identified below, neither the Borrower nor any of the Grantors is a: (i) transmitting utility (as defined in Section 9-102(a)(80)), (ii) primarily engaged in farming operations (as defined in Section 9-102(a)(35)), (iii) a trust, (iv) a foreign air carrier within the meaning of the federal aviation act of 1958, as amended or (v) a branch or agency of a bank which bank is not organized under the law of the United States or any state thereof.

Name of Borrower/Grantor	Type of Special Grantor

[6]	“Grantor” to be replaced with “New Subsidiary” throughout this certificate if this Perfection Certificate is being delivered pursuant to Section 7.16 of the Guarantee and Collateral Agreement.

Exhibit B

D. Trade Names/Assumed Names.

Current Trade Names. Set forth below is each trade name or assumed name currently used by the Borrower or any other Grantor or by which the Borrower or any Grantor is known or is transacting any business:

Borrower/Grantor	Trade/Assumed Name

Exhibit B

E. Changes in Names, Jurisdiction of Organization or Corporate Structure.

Except as set forth below, neither the Borrower nor any other Grantor has changed its name, jurisdiction of organization or its corporate structure in any way (e.g. by merger, consolidation, change in corporate form, change in jurisdiction of organization or otherwise) within the past five (5) years:

Borrower/Grantor	Date of Change	Description of Change

F. Prior Addresses.

Except as set forth below, neither the Borrower nor any other Grantor has changed its chief executive office, or principal residence if the Borrower or a particular Grantor is a natural person, within the past five (5) years:

Borrower/Grantor	Prior Address/City/State/Zip Code

G. Acquisitions of Equity Interests or Assets.

Except as set forth below, neither the Borrower nor any Grantor has acquired the equity interests of a non-Guarantor entity or substantially all the assets of a non-Guarantor entity within the past five (5) years:

Borrower/Grantor	Date of Acquisition	Description of Acquisition

H. Corporate Ownership and Organizational Structure.

Attached as Exhibit A hereto is a true and correct chart showing the ownership relationship of the Loan Parties and all of their subsidiaries.

Exhibit B

II. INFORMATION REGARDING CERTAIN COLLATERAL

A. Investment Related Property

1. Equity Interests. Set forth below is a list of all equity interests owned by the Borrower and each Grantor together with the type of organization which issued such equity interests (e.g. corporation, limited liability company, partnership or trust):

Borrower/ Grantor	Issuer	Type of Organization	# of Shares Owned	Total Shares Outstanding	% of Interest Pledged	Certificate No. (if uncertificated, please indicate so)	Par Value

2. Securities Accounts. Set forth below is a list of all securities accounts in which the Borrower or any other Grantor customarily maintains securities or other assets having an aggregate value in excess of $10,000:

Borrower/Grantor	Type of Account	Name & Address of Financial Institutions

3. Deposit Accounts. Set forth below is a list of all bank accounts (checking, savings, money market or the like) in which the Borrower or any other Grantor customarily maintains in excess of $10,000:

Borrower/Grantor	Type of Account	Name & Address of Financial Institutions

Exhibit B

4. Debt Securities & Instruments. Set forth below is a list of all debt securities and instruments owed to the Borrower or any other Grantor in the principal amount of greater than $10,000:

Borrower/Grantor	Issuer of Instrument	Principal Amount of Instrument	Maturity Date

B. Intellectual Property. Set forth below is a list of all copyrights, patents, trademarks, all applications and licenses thereof and other intellectual property owned or used by the Borrower and each other Grantor:

1. Copyrights, Copyright Applications and Copyright Licenses

Borrower/Grantor	Title	Filing Date/Issued Date	Status	Application/ Registration No.

2. Patents, Patent Applications and Patent Licenses

Borrower/Grantor	Title	Filing Date/Issued Date	Status	Application/ Registration No.

3. Trademarks, Trademark Applications and Trademark Licenses

Borrower/Grantor	Title	Filing Date/Issued Date	Status	Application/Registration No.

C. Tangible Personal Property in Possession of Warehousemen, Bailees and Other Third Parties. Except as set forth below, no persons (including, without limitation,

Exhibit B

warehousemen and bailees) other than the Borrower or any other Grantor have possession of any material amount (fair market value of $10,000 or more) of tangible personal property of the Borrower or any other Grantor:

Borrower/Grantor	Address/City/State/Zip Code	County	Description of Assets and Value

D. Real Estate Related UCC Collateral

1. Fixtures. Set forth below are all the locations where the Borrower or any other Grantor (I) owns any real property that (a) is subject to a mortgage, (b) has a fair market value in excess of $25,000,000 or (c) is used in connection with a power generation facility or (II) leases real property for which the annual rent costs are in excess of $10,000,000 per lease, in each case exclusive of taxes, insurance premiums and other operating expenses, excluding office leases:

Borrower/Grantor	Address/City/State/Zip Code	County	Owned or Leased

2. “As Extracted” Collateral. Set forth below are all the locations where the Borrower or any other Grantor owns, leases or has an interest in any wellhead or minehead:

Borrower/Grantor	Address/City/State/Zip Code	County

3. Timber to be Cut. Set forth below are all locations where the Borrower or any other Grantor owns goods that are timber to be cut:

Exhibit B

Borrower/Grantor	Address/City/State/Zip Code	County

III.	AUTHORITY TO FILE FINANCING STATEMENTS

The undersigned, on behalf of the Borrower and each other Grantor, hereby authorizes Credit Suisse AG, Cayman Islands Branch, as Administrative Agent and Collateral Trustee (in either capacity, the “Agent”) to file financing or continuation statements, and amendments thereto, in all jurisdictions and with all filing offices as the Agent may determine, in its reasonable discretion, are necessary or advisable to perfect the security interest granted or to be granted to the Collateral Trustee under the Guarantee and Collateral Agreement. Such financing statements may describe the collateral in the same manner as described in the Credit Agreement and/or Guarantee and Collateral Agreement or may contain an indication or description of collateral that describes such property in any other manner as the Agent may determine, in its reasonable discretion, is necessary, advisable or prudent to ensure the perfection of the security interest in the collateral granted to the Agent, including, without limitation, describing such property as “all assets” or “all personal property.”

IN WITNESS WHEREOF, the undersigned hereto has caused this certificate to be executed as of this          day of         , 20[    ] by its officer thereunto duly authorized.

DYNEGY POWER LLC,
as Borrower

By:

Name:
Title:

[INSERT NAME OF NEW SUBSIDIARY][8]
as New Subsidiary

By:

Name:
Title:

[8]	Only include if this Perfection Certificate is being delivered pursuant to Section 7.16 of the Guarantee and Collateral Agreement

Exhibit B

ANNEX I

Corporate Ownership and Organizational Structure

Entity Name	Entity Interest Held By	Percentage Interest